Exhibit (17)(h)

                  Pioneer
                  Classic Balanced Fund
--------------------------------------------------------------------------------
                  Annual Report | July 31, 2008
--------------------------------------------------------------------------------





                  Ticker Symbols:
                  Class A   AOBLX
                  Class B   ASBBX
                  Class C   PCBCX
                  Class Y   AYBLX


[LOGO]PIONEER
      Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents


Letter to Shareowners                                                          2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              9

Prices and Distributions                                                      10

Performance Update                                                            11

Comparing Ongoing Fund Expenses                                               15

Schedule of Investments                                                       17

Financial Statements                                                          35

Notes to Financial Statements                                                 43

Report of Independent Registered Public Accounting Firm                       53

Approval of Investment Advisory Agreement                                     54

Trustees, Officers and Service Providers                                      58


                    Pioneer Classic Balanced Fund | Annual Report | 7/31/08    1

President's Letter

Dear Shareowner,

Staying diversified and keeping your portfolio invested in the markets are two general investment principles that have served investors well over time. They are particularly useful guides to keep in mind today, at a time when markets around the globe are being buffeted by problems in the financial and real estate industries and by concerns about a slowing economy.

After an extended period of steady economic growth with sustained low unemployment and low inflation, the U.S. economy ran into difficulty as 2007 drew to a close. Investors in subprime mortgages were forced to mark down the value of their assets, imperiling leveraged balance sheets. The ensuing credit crunch forced central banks in the United States and Europe to assume the role of "lender of last resort" to keep credit markets functioning. Conditions worsened in the first quarter of 2008, as falling prices, margin calls and deleveraging continued and while the auction-rate preferred market seized up. By then, recession talk was widespread as concern grew that falling home prices, rising unemployment, and disruptions in financial markets posed a significant threat to economic growth. In the second quarter, oil prices increased from roughly $100 to nearly $150, and commodities nearly pushed real estate to second place in the "wall of worry" confronting investors.

Markets reacted poorly to these developments. Treasury bond prices rose as the market underwent a classic "flight to quality" during the period, leading up to the near failure of Bear Stearns, but almost have returned to start-of-year levels. Fixed-income credit spreads (the difference in rates between corporate and U.S. government bonds) widened dramatically, and stock markets fell.

In the 12-month period ending July 31, 2008, the Dow Jones Industrial Average fell 12%, the Standard & Poor's 500 Index fell 11% and the NASDAQ Composite Index fell 9%. The MSCI EAFE Developed Market Index of international stock markets fell 12%, and the MSCI Emerging Markets Index fell 4%. The U.S. investment-grade bond market, as measured by the Lehman Brothers Aggregate Bond Index, returned 6% over the 12-month period, while the U.S. high-yield bond market, as measured by the Merrill Lynch High Yield Bond Master II Index, fell 1% as the price declines associated with widening of credit spreads more than offset the lower-quality bonds' higher-coupon income.


2    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

While markets have been volatile, economic fundamentals may have turned the corner. Economic growth bottomed in the fourth quarter of 2007 and has accelerated in each of the past two quarters. Oil prices have fallen more than 10% from their mid-July peak, and many other commodity prices have softened. Home sales are showing signs of recovering. A recession, although unlikely given strong export markets and relatively low inventory levels in the economy, still is a possibility, given the weakened financial state of the U.S. consumer and the difficulty obtaining credit throughout the United States. Regardless of the exact outcome, we expect growth overall to be muted. On the other hand, the cheap U.S. dollar and substantial fiscal and monetary stimulus are potent supports for the economy. Markets remain volatile, and falling risk tolerances and deleveraging may depress asset prices in the short term, but equity and corporate bond valuations look attractive over a longer time horizon.

Sudden swings in the markets are always to be expected, but they are difficult to time. Maintaining a long-term time horizon, being diversified, and paying attention to asset allocation are important investment principles. As always, we encourage you to work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective and to adhere to a strategic plan rather than letting emotions drive investment decisions.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.


Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


                    Pioneer Classic Balanced Fund | Annual Report | 7/31/08    3

Portfolio Management Discussion | 7/31/08

Problems in the credit markets and growing evidence of slowing economic growth affected both the domestic fixed-income and equity markets during the 12 months ended July 31, 2008. The fiscal year witnessed many major financial institutions announce significant losses from their debt-related investments, while rising oil and commodity prices contributed to inflationary pressures. In this environment, both the bond and stock markets were volatile, with investors moving away from risk. In the following interview, Walter Hunnewell, who manages the equity portfolio of the Pioneer Classic Balanced Fund, and Richard Schlanger, who is responsible for the Fund's fixed-income portfolio, discuss the factors that affected the Fund's performance over the 12 months.

Q    How did the Fund perform during the 12 month-period ended July 31, 2008?

A Pioneer Classic Balanced Fund Class A shares had a total return of -7.52% at net asset value for the 12 months ended July 31, 2008. During the same period, the Fund's benchmarks, the Standard and Poor's 500 Index (S&P 500) and the Lehman Brothers Government/Credit Bond Index (the Lehman Index), returned -11.09% and 6.18%, respectively, while the average return of the 453 funds in Lipper's Mixed-Asset, Target Allocation Moderate category was -5.45%.

     Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

     The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Q What were your principal strategies during the 12 months ended July 31, 2008?

A As we looked at where the most reasonable asset values could be found, we made several adjustments in our asset allocations. At the start of the fiscal year, we had 57% of assets invested in equities and 43% in fixed-income securities. Those allocations changed over the period as conditions evolved, and by the end of the fiscal year, we had increased our equity exposure to about 63% of assets, with the remaining 37% in bonds. The principal shift in our allocation occurred after the U.S. Federal Reserve Board (the Fed) was forced to facilitate the rescue of investment bank Bear Stearns, which triggered a widespread flight in the bond market toward Treasuries and away from securities bearing credit-risk. As a result of this flight to quality,


4 Pioneer Classic Balanced Fund | Annual Report | 7/31/08 we believed Treasuries had become overvalued, especially in view of rising inflationary pressures, and so we reduced our investments in bonds and increased the Fund's positions in stocks.

     In the Fund's fixed-income portfolio, we held about half of fixed-income assets in pass-through securities at the end of the fiscal year, predominately the mortgage-backed securities of Fannie Mae and Freddie Mac, the two major government-related mortgage institutions. (The Fund did not own any unsecured securities of either institution.) About 40% of assets were invested in corporate securities, with the largest exposures in bonds of companies we considered to be in financially strong positions. We raised our investments in high-yield bonds from 4% of fixed-income assets to about 7%, as we saw increased value. Over the 12-month period, as Treasuries increased in value, we took profits and reduced our allocation to Treasuries and Treasury Inflation Protected Securities (TIPS) from 13.8% of fixed-income assets to 2.8%. As yields declined, we reduced the duration of the fixed-income portion of the portfolio (duration being the bond portfolio's sensitivity to changes in interest rates). At the end of the fiscal year, the portfolio's effective duration was 4.16 years, down from
     4.41 years 12 months earlier.

     While the fiscal year did see some short-term rallies in equity prices, the general trend was down, with the Standard & Poor's 500 Index (the S&P 500) declining by more than 11% over the 12 months. The primary factors pulling down stock prices were concerns about the impact that deteriorating credit conditions would have on the economy and future corporate earnings. In this environment, the Fund's largest overweighted positions relative to the S&P 500 were in the health care and materials sectors, while the most significant underweights were in energy and financials stocks. Over the 12 months, we made the largest increases in the Fund's sector weightings to information technology and consumer staples. We believed that health care stocks had fallen to very low values and represented a more defensive opportunity in a slowing economy, while we thought long-term economic trends favored continued strong pricing trends in materials, especially in metals and mining. In contrast, despite strong oil and natural gas price trends over the 12 months, we believed these trends were less likely to be sustained over the longer term. We generally avoided financials stocks because of their exposure to credit problems.

Q What types of investments most influenced Fund performance over the 12-month period?

A In the equity portfolio, our emphasis on materials companies and/or de-emphasis of financials companies helped performance significantly, as did stock selection in materials. Our de-emphasis of energy corporations


                    Pioneer Classic Balanced Fund | Annual Report | 7/31/08    5
     and our overweighted position in health care tended to detract from results, as did stock selections in industrials and health care companies.

     The leading individual stock contributor to performance was the Fund's investment in Diamond Offshore Drilling, one of two major deepwater drilling specialists in the energy industry. The firm benefited from increased drilling investment as oil prices rose sharply. Nokia, the Finland-based telecommunications equipment manufacturer and a long-time Fund holding, also helped results, despite slumping somewhat late in the fiscal year. Other equity investments that helped included our positions in Altria, the global tobacco company, and investment bank Lazard. The single greatest stock detractor from performance was our position in Washington Mutual, which was heavily involved in home mortgages. Its stock price plummeted in the wake of the slump in the domestic housing market. We sold the position in Washington Mutual, as well as the Fund's position in another disappointing performer, Idearc, the publisher of Yellow Pages phone directories. Investors were concerned about Idearc's debt and the sustainability of the stock's dividend yield. Rockwell Automation, an industrials corporation, continued to grow, but nevertheless underperformed amid concerns that its growth primarily was in low-margin operations. We reduced the Fund's position. Two pharmaceutical companies that disappointed were Schering-Plough and Merck, both of which were hurt by questions about the efficacy of Vytorin, an anti-cholesterol drug in which they both have an interest. We retained the Fund's investment in Schering-Plough because of the company's pipeline of potential new products, but we liquidated the position in Merck. We also sold the Fund's investment in Brandywine Realty Trust, a real estate investment trust that had disappointing results.

     In the Fund's fixed-income portfolio, investments in Treasuries helped substantially during a period that saw investors flock to the highest-quality securities in a time of growing doubts about credit quality. As the Fund's Treasury positions rose in price, we took profits and reduced the weighting. The Fund's investments in mortgage-backed securities lagged the performance of Treasuries. While we thought there was good fundamental value in mortgage-backed securities, they nevertheless underperformed because of concerns about the residential real estate markets. Mortgages still outpaced corporate bonds, however, which performed very poorly as investors grew increasingly averse to credit risk.

Q    What is your investment outlook?

A We believe the economy clearly has entered a decelerating period but has avoided a deep slump, mainly because of the strength in exporting industries. We anticipate continuing economic weakness in the near term and we believe the Fed is likely to leave short-term interest rates unchanged for the


6 Pioneer Classic Balanced Fund | Annual Report | 7/31/08 balance of 2008, although short-term and long-term market rates may begin to drift higher in 2009.

     In the fixed-income market, our analysis indicates that mortgage-backed securities are priced very cheaply relative to other asset classes and so represent an attractive opportunity. As a consequence, we intend to retain the Fund's emphasis on mortgages in the near future. In our opinion, one of the reasons mortgages have underperformed is because of the retreat by foreign investors, who we believe may return to the market as conditions stabilize.

     We don't anticipate that conditions in the stock market will get significantly worse, although we expect that financial institutions still will be disclosing further losses from their investments. A key factor affecting the economy, and therefore corporate profitability, will be the housing market. Outside of the financials sector, corporate profits have continued to grow, even when you exclude the energy sector. One factor favoring the equity market is that American corporations generally are in stronger financial positions, with less debt, than they have been in earlier downturns. In this environment, we intend to emphasize investments for the Fund in companies with the ability to grow, even in an economic slowdown. This will include companies in the health care and consumer staples sectors, as well as selected consumer discretionary names. We expect to continue to avoid financials stocks for the foreseeable future, although we intend to be alert for attractive opportunities that may be presented.

     Important Note: On September 7, 2008, the Federal Housing Finance Agency ("FHFA") of the U.S. Government announced that it had been appointed by its Director to be the conservator of the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac). According to the FHFA, the conservatorship is designed to preserve and conserve each enterprise's assets and property and to put each enterprise in a sound and solvent condition. During the conservatorship, each enterprise's operation is expected to continue without interruption. At present, there is no exact time frame as to when this conservatorship may end.

     Please refer to the Schedule of Investments on pages 17-34 for a full listing of Fund securities.

When interest rates rise, the prices of fixed-income securities in the Fund will generally fall. Conversely, when interest rates fall, the prices of fixed-income securities in the Fund will generally rise. Investments in the Fund are subject to possible loss due to the financial failure of underlying securities and their inability to meet their debt obligations. Prepayment risk is the chance that mortgage-backed bonds will be paid off early if falling interest rates prompt homeowners to refinance their mortgages. Forced to reinvest the unanticipated proceeds at lower


                    Pioneer Classic Balanced Fund | Annual Report | 7/31/08    7
interest rates, the Fund would experience a decline in income and lose the opportunity for additional price appreciation associated with falling interest rates. The Portfolio invests in REIT securities, the value of which can fall for a variety of reasons, such as declines in rental income, fluctuating interest rates, poor property management, environmental liabilities, uninsured damage, increased competition, or changes in real estate tax laws. Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions. The Portfolio may invest in mortgage-backed securities, which during times of fluctuating interest rates may increase or decrease more than other fixed-income securities. Mortgage-Backed securities are also subject to pre-payments. At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


8    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Portfolio Summary | 7/31/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

U.S. Common Stocks                                                      49.9%
U.S. Government Securities                                              17.7%
U.S. Corporate Bonds                                                    13.3%
Depositary Receipts for international Stocks                             7.5%
Temporary Cash Investments                                               7.2%
Collateralized Mortgage Obligations                                      2.0%
Convertible Preferred Stocks                                             1.4%
Asset Backed Securities                                                  1.0%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Government                                                              20.4%
Financials                                                              12.5%
Health Care                                                             11.2%
Information Technology                                                  10.2%
Consumer Staples                                                         9.8%
Industrials                                                              9.6%
Consumer Discretionary                                                   9.5%
Energy                                                                   5.9%
Materials                                                                5.7%
Telecommunication Services                                               3.3%
Utilities                                                                1.9%


10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of total long-term holdings)

 1.    Teva Pharmaceutical Industries, Ltd.                                2.75%
 2.    Freeport-McMoRan Copper & Gold, Inc. (Class B)                      2.74
 3.    Philip Morris International                                         2.72
 4.    Emerson Electric Co.                                                2.62
 5.    Nokia Corp. (A.D.R.)                                                2.55
 6.    McDonald's Corp.                                                    2.38
 7.    Diamond Offshore Drilling, Inc.                                     2.31
 8.    Corning, Inc.                                                       2.28
 9.    Lorillard, Inc.                                                     2.10
10.    U.S. Bancorp                                                        1.93

This list excludes temporary cash and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


                    Pioneer Classic Balanced Fund | Annual Report | 7/31/08    9

Prices and Distributions | 7/31/08

Net Asset Value Per Share
--------------------------------------------------------------------------------

     Class           7/31/08           7/31/07
       A             $ 8.65            $ 10.80
-------------------------------------------------
       B             $ 8.61            $ 10.74
-------------------------------------------------
       C             $ 8.63            $ 10.79
-------------------------------------------------
       Y             $ 8.65            $ 10.80
-------------------------------------------------

Distributions Per Share: 7/31/07-7/31/08
--------------------------------------------------------------------------------

             Net Investment         Short-Term            Long-Term
    Class       Income             Capital Gains        Capital Gains
      A        $ 0.3307              $ 0.0344             $ 1.1101
      B        $ 0.2281              $ 0.0344             $ 1.1101
      C        $ 0.2491              $ 0.0344             $ 1.1101
      Y        $ 0.3600              $ 0.0344             $ 1.1101

--------------------------------------------------------------------------------
The Standard & Poor's 500 Index (the S&P 500) is a commonly used measure of the broad U.S. stock market. The Lehman Brothers Government/Credit Bond Index measures the performance of all debt obligations of the U.S. government agencies and all investment-grade domestic corporate debt. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in the indices.

The indices defined here pertain to the "Value of $10,000 Investment" charts on pages 11-14.


10    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Performance Update | 7/31/08                                     Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Classic Balanced Fund at public offering price, compared to that of the Standard & Poor's 500 Index and Lehman Brothers Government/Credit Bond Index.


Average Annual Total Returns
(As of July 31, 2008)
-----------------------------------------------------------------------
                                         Net Asset     Public Offering
Period                                   Value (NAV)   Price (POP)
-----------------------------------------------------------------------
10 Years                                    4.95%           4.47%
5 Years                                     5.59            4.62
1 Year                                     -7.52          -11.69
-----------------------------------------------------------------------
Expense Ratio
(Per prospectus dated December 1, 2007)
-----------------------------------------------------------------------
                                            Gross           Net
-----------------------------------------------------------------------
                                            1.25%           1.16%
-----------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                                  Lehman Brothers
           Pioneer Classic    Standard & Poor's  Government/Credit
            Balanced Fund        500 Index          Bond Index
7/98            9550              10000              10000
               10445              11856              10233
7/00           10335              12767              10818
               11774              10808              12192
7/02           10885               8134              13032
               11792               8836              13959
7/04           12778               9830              14618
               14099              11012              15341
7/06           15159              11391              15479
               16739              12985              16359
7/08           15480              11309              17370

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

POP returns reflect deduction of maximum 4.50% sales charge. NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 12/1/09 for Class A Shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The performance of Class A and Class B shares of the Fund includes the performance of AmSouth Balanced Fund's Class A and Class B shares prior to the reorganization, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). Pioneer Classic Balanced Fund was created through the reorganization of AmSouth Balanced Fund on September 23, 2005. If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be lower. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.


                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    11

Performance Update | 7/31/08                                     Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Classic Balanced Fund, compared to that of the Standard & Poor's 500 Index and Lehman Brothers Government/Credit Bond Index.


Average Annual Total Returns
(As of July 31, 2008)
-------------------------------------------------------------
                                            If       If
Period                                      Held     Redeemed
-------------------------------------------------------------
10 Years                                     4.13%     4.13%
5 Years                                      4.71      4.71
1 Year                                      -8.33    -11.54
-------------------------------------------------------------
Expense Ratio
(Per prospectus dated December 1, 2007)
-------------------------------------------------------------
                                            Gross       Net
-------------------------------------------------------------
                                             2.09%     2.06%
-------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]


Value of $10,000 Investment


                                                  Lehman Brothers
           Pioneer Classic    Standard & Poor's  Government/Credit
            Balanced Fund        500 Index          Bond Index
7/98            10000            10000               10000
                10866            11856               10233
7/00            10671            12767               10818
                12061            10808               12192
7/02            11076             8134               13032
                11913             8836               13959
7/04            12816             9830               14618
                14021            11012               15341
7/06            14941            11391               15479
                16356            12985               16359
7/08            14993            11309               17370

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). The maximum CDSC is 4.0% and declines over five years.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 12/1/08 for Class B Shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The performance of Class A and Class B shares of the Fund includes the performance of AmSouth Balanced Fund's Class A and Class B shares prior to the reorganization, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). Pioneer Classic Balanced Fund was created through the reorganization of AmSouth Balanced Fund on September 23, 2005. If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be lower. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.


12    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Performance Update | 7/31/08                                     Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Classic Balanced Fund, compared to that of the Standard & Poor's 500 Index and Lehman Brothers Government/Credit Bond Index.


Average Annual Total Returns
(As of July 31, 2008)
-------------------------------------------------------------
                                             If      If
Period                                       Held    Redeemed
-------------------------------------------------------------
10 Years                                     4.19%     4.19%
5 Years                                      4.82      4.82
1 Year                                      -8.40     -8.40
-------------------------------------------------------------
Expense Ratio
(Per prospectus dated December 1, 2007)
-------------------------------------------------------------
                                            Gross       Net
-------------------------------------------------------------
                                             2.10%     2.06%
-------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                                  Lehman Brothers
           Pioneer Classic   Standard & Poor's   Government/Credit
            Balanced Fund       500 Index           Bond Index
7/98           10000             10000               10000
               10866             11856               10233
7/00           10671             12767               10818
               12061             10808               12192
7/02           11076              8134               13032
               11913              8836               13959
7/04           12816              9830               14618
               14021             11012               15341
7/06           15022             11391               15479
               16455             12985               16359
7/08           15072             11309               17370

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 12/1/08 for Class C Shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The performance of Class C shares is based upon the performance of the Fund's Class B shares as adjusted to reflect sales charges applicable to Class C shares (but not other differences in expenses). Pioneer Classic Balanced Fund was created through the reorganization of AmSouth Balanced Fund on September 23, 2005. If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be lower. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.


                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    13

Performance Update | 7/31/08                           Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Classic Balanced Fund, compared to that of the Standard & Poor's 500 Index and Lehman Brothers Government/Credit Bond Index.


Average Annual Total Returns
(As of July 31, 2008)
-------------------------------------------------------------
                                            If      If
Period                                      Held    Redeemed
-------------------------------------------------------------
10 Years                                    5.19%     5.19%
5 Years                                     5.85      5.85
1 Year                                     -7.25     -7.25
-------------------------------------------------------------
Expense Ratio
(Per prospectus dated December 1, 2007)
-------------------------------------------------------------
                                           Gross       Net
-------------------------------------------------------------
                                            0.80%     0.80%
-------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                                  Lehman Brothers
           Pioneer Classic    Standard & Poor's  Government/Credit
            Balanced Fund        500 Index           Bond Index
7/98           10000              10000              10000
               10974              11856              10233
7/00           10876              12767              10818
               12409              10808              12192
7/02           11507               8134              13032
               12484               8836              13959
7/04           13547               9830              14618
               14956              11012              15341
7/06           16135              11391              15479
               17881              12985              16359
7/08           16585              11309              17370

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance of the Class Y shares of the Fund includes the performance of AmSouth Balanced Fund's Class I shares prior to the reorganization, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). Pioneer Classic Balanced Fund was created through the reorganization of AmSouth Balanced Fund on September 23, 2005. If the performance had been adjusted to reflect all differences in expenses, the performance of the Fund would be lower. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


14    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.


Using the Tables
--------------------------------------------------------------------------------
Actual Expenses


The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Classic Balanced Fund

Based on actual returns from February 1, 2007 through July 31, 2008.

 Share Class                             A                B                C                Y
 Beginning Account Value            $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 on 2/1/08
---------------------------------------------------------------------------------------------------
 Ending Account Value               $   939.65       $   935.12       $   934.41       $   940.67
 (after expenses)
 on 7/31/08
---------------------------------------------------------------------------------------------------
 Expenses Paid During Period*       $     5.59       $     9.91       $     9.91       $     3.86
---------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.16%, 2.06%, 2.06% and 0.80% for class A, B, C and Y respectively, multiplied by the average account value over the period multiplied by 182/366 (to reflect the partial year period).


                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    15

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.


Expenses Paid on a $1,000 Investment in Pioneer Classic Balanced Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from February 1, 2007 through July 31, 2008.

 Share Class                             A                B                C                 Y
 Beginning Account Value            $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 on 2/1/08
---------------------------------------------------------------------------------------------------
 Ending Account Value               $ 1,019.10       $ 1,014.62       $ 1,014.62       $ 1,020.89
 (after expenses)
 on 7/31/08
---------------------------------------------------------------------------------------------------
 Expenses Paid During Period*       $     5.82       $    10.32       $    10.32       $     4.02
---------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.16%, 2.06%, 2.06% and 0.80% for class A, B, C and Y respectively, multiplied by the average account value over the period multiplied by 182/366 (to reflect the partial year period).


16    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Schedule of Investments | 7/31/08


           Floating      S&P/Moody's
           Rate (d)      Ratings
Shares     (unaudited)   (unaudited)                                            Value
                                       CONVERTIBLE PREFERRED STOCK -- 1.5%
                                       COMMERCIAL SERVICES & SUPPLIES -- 1.5%
                                       Office Services & Supplies -- 1.5%
  55,440                    NR / NR    Avery Dennison Corp., 7.875%, 11/15/10   $  2,474,287
--------------------------------------------------------------------------------------------
                                       TOTAL CONVERTIBLE PREFFERED STOCK
                                       (Cost $2,768,225)                        $  2,474,287
--------------------------------------------------------------------------------------------
                                       COMMON STOCKS -- 61.6%
                                       ENERGY -- 4.7%
                                       Integrated Oil & Gas -- 1.1%
  24,730                               Royal Dutch Shell Plc (A.D.R.)           $  1,750,637
--------------------------------------------------------------------------------------------
                                       Oil & Gas Drilling -- 2.3%
  31,194                               Diamond Offshore Drilling, Inc.          $  3,721,444
--------------------------------------------------------------------------------------------
                                       Oil & Gas Exploration & Production -- 0.9%
  31,884                               XTO Energy, Inc.                         $  1,505,881
--------------------------------------------------------------------------------------------
                                       Oil & Gas Storage & Transporation -- 0.4%
  36,087                               EL PASO Corp.                            $    647,040
                                                                                ------------
                                       Total Energy                             $  7,625,002
--------------------------------------------------------------------------------------------
                                       MATERIALS -- 4.8%
                                       Aluminum -- 0.2%
  10,744                               Alcoa, Inc.                              $    362,610
--------------------------------------------------------------------------------------------
                                       Diversified Chemical -- 0.6%
  23,506                               E.I. du Pont de Nemours and Co.          $  1,029,798
--------------------------------------------------------------------------------------------
                                       Diversified Metals & Mining -- 2.8%
  45,760                               Freeport-McMoRan Copper & Gold, Inc.
--------------------------------------------------------------------------------------------
                                       (Class B) (b)                            $  4,427,280
                                       -----------------------------------------------------
                                       Fertilizers & Agricultural Chemicals -- 0.8%
   6,190                               Potash Corp. Saskatchewan, Inc.          $  1,264,431
--------------------------------------------------------------------------------------------
                                       Paper Packaging -- 0.4%
  29,453                               Packaging Corp of America (b)            $    751,641
                                                                                ------------
                                       Total Materials                          $  7,835,760
--------------------------------------------------------------------------------------------
                                       CAPITAL GOODS -- 5.8%
                                       Aerospace & Defense -- 1.9%
  48,626                               United Technologies Corp.                $  3,111,091
--------------------------------------------------------------------------------------------
                                       Electrical Component & Equipment -- 3.5%
  86,690                               Emerson Electric Co.                     $  4,221,803
  30,409                               Rockwell International Corp.                1,353,505
                                                                                ------------
                                                                                $  5,575,308
--------------------------------------------------------------------------------------------
                                       Industrial Conglomerates -- 0.4%
   9,543                               3M Co.                                   $    671,732
                                                                                ------------
                                       Total Capital Goods                      $  9,358,131
--------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    17

             Floating      S&P/Moody's
             Rate (d)      Ratings
Shares       (unaudited)   (unaudited)                                           Value
                                          COMMERCIAL SERVICES & SUPPLIES -- 0.6%
                                          Commercial Printing -- 0.6%
    38,346                                R.R. Donnelly & Sons Co.               $  1,023,838
                                                                                 ------------
                                          Total Commercial Services & Supplies   $  1,023,838
---------------------------------------------------------------------------------------------
                                          TRANSPORTATION -- 0.2%
                                          Airlines -- 0.2%
    39,419                                Delta Air Lines, Inc.* (b)             $    297,219
                                                                                 ------------
                                          Total Transportation                   $    297,219
---------------------------------------------------------------------------------------------
                                          AUTOMOBILES & COMPONENTS -- 0.4%
                                          Auto Parts & Equipment -- 0.4%
    19,376                                Johnson Controls, Inc.                 $    584,380
                                                                                 ------------
                                          Total Automobiles & Components         $    584,380
---------------------------------------------------------------------------------------------
                                          CONSUMER DURABLES & APPAREL -- 0.4%
                                          Household Appliances -- 0.4%
    10,801                                Snap-On, Inc.                          $    607,988
                                                                                 ------------
                                          Total Consumer Durables & Apparel      $    607,988
---------------------------------------------------------------------------------------------
                                          CONSUMER SERVICES -- 2.4%
                                          Restaurants -- 2.4%
    64,284                                McDonald's Corp.                       $  3,843,540
                                                                                 ------------
                                          Total Consumer Services                $  3,843,540
---------------------------------------------------------------------------------------------
                                          MEDIA -- 2.6%
                                          Movies & Entertainment -- 2.4%
   169,759                                Regal Entertainment Group (b)          $  2,826,487
    38,095                                Viacom, Inc. (Class B)*                   1,063,993
                                                                                 ------------
                                                                                 $  3,890,480
---------------------------------------------------------------------------------------------
                                          Publishing -- 0.2%
     9,786                                McGraw-Hill Co., Inc.                  $    397,997
                                                                                 ------------
                                          Total Media                            $  4,288,477
---------------------------------------------------------------------------------------------
                                          RETAILING -- 1.0%
                                          Department Stores -- 1.0%
    37,719                                J.C. Penney Co., Inc.                  $  1,162,877
    16,310                                Nordstrom, Inc.                             468,749
                                                                                 ------------
                                                                                 $  1,631,626
                                                                                 ------------
                                          Total Retailing                        $  1,631,626
---------------------------------------------------------------------------------------------
                                          FOOD & DRUG RETAILING -- 2.3%
                                          Drug Retail -- 2.3%
    56,595                                CVS Corp.                              $  2,065,718
    49,288                                Walgreen Co.                              1,692,550
                                                                                 ------------
                                                                                 $  3,758,268
                                                                                 ------------
                                          Total Food & Drug Retailing            $  3,758,268
---------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

18    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

             Floating      S&P/Moody's
             Rate (d)      Ratings
Shares       (unaudited)   (unaudited)                                               Value
                                          FOOD, BEVERAGE & TOBACCO -- 4.8%
                                          Tobacco -- 4.8%
    50,410                                Lorillard, Inc.*                           $  3,383,015
    84,860                                Phillip Morris International                  4,383,019
                                                                                     ------------
                                                                                     $  7,766,034
                                                                                     ------------
                                          Total Food, Beverage & Tobacco             $  7,766,034
-------------------------------------------------------------------------------------------------
                                          HOUSEHOLD & PERSONAL PRODUCTS -- 2.2%
                                          Household Products -- 1.2%
    30,322                                Procter & Gamble Co.*                      $  1,985,485
-------------------------------------------------------------------------------------------------
                                          Personal Products -- 1.0%
    34,525                                Estee Lauder Co. (b)                       $  1,522,553
                                                                                     ------------
                                          Total Household & Personal Products        $  3,508,038
-------------------------------------------------------------------------------------------------
                                          HEALTH CARE EQUIPMENT & SERVICES -- 1.3%
                                          Health Care Distributors -- 1.3%
    37,216                                McKesson Corp.                             $  2,083,724
                                                                                     ------------
                                          Total Health Care Equipment & Services     $  2,083,724
-------------------------------------------------------------------------------------------------
                                          PHARMACEUTICALS & BIOTECHNOLOGY -- 9.4%
                                          Pharmaceuticals -- 9.4%
    54,199                                Abbott Laboratories                        $  3,053,572
   129,764                                Bristol-Myers Squibb Co.                      2,740,616
    61,611                                Eli Lilly & Co.                               2,902,494
   100,640                                Schering-Plough Corp.                         2,121,491
    99,113                                Teva Pharmaceutical Industries, Ltd. (b)      4,444,227
                                                                                     ------------
                                                                                     $ 15,262,400
                                                                                     ------------
                                          Total Pharmaceuticals & Biotechnology      $ 15,262,400
-------------------------------------------------------------------------------------------------
                                          BANKS -- 1.9%
                                          Diversified Banks -- 1.9%
   101,707                                U.S. Bancorp                               $  3,113,251
                                                                                     ------------
                                          Total Banks                                $  3,113,251
-------------------------------------------------------------------------------------------------
                                          DIVERSIFIED FINANCIALS -- 3.5%
                                          Asset Management & Custody Banks -- 0.9%
     7,465                                Franklin Resources, Inc.                   $    751,054
    20,167                                The Bank of New York Mellon, Corp.              715,929
                                                                                     ------------
                                                                                     $  1,466,983
-------------------------------------------------------------------------------------------------
                                          Investment Banking & Brokerage -- 2.3%
    75,562                                Lazard, Ltd. (b)                           $  3,083,685
    19,797                                Morgan Stanley                                  781,586
                                                                                     ------------
                                                                                     $  3,865,271
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    19

          Floating      S&P/Moody's
          Rate (d)      Ratings
Shares    (unaudited)   (unaudited)                                            Value
                                       Specialized Finance -- 0.3%
     525                               CME Group, Inc.                         $    189,068
   2,679                               Nymex Holdings, Inc.                         219,624
                                                                               ------------
                                                                               $    408,692
                                                                               ------------
                                       Total Diversified Financials            $  5,740,946
-------------------------------------------------------------------------------------------
                                       INSURANCE -- 0.4%
                                       Life & Health Insurance -- 0.4%
  11,221                               Aflac, Inc.                             $    624,000
                                                                               ------------
                                       Total Insurance                         $    624,000
-------------------------------------------------------------------------------------------
                                       SOFTWARE & SERVICES -- 0.6%
                                       Application Software -- 0.6%
  35,894                               Citrix Systems, Inc.*                   $    956,216
                                                                               ------------
                                       Total Software & Services               $    956,216
-------------------------------------------------------------------------------------------
                                       TECHNOLOGY HARDWARE & EQUIPMENT -- 7.4%
                                       Communications Equipment -- 6.1%
  96,519                               Cisco Systems, Inc.*                    $  2,122,453
 183,597                               Corning, Inc.                              3,673,776
 150,751                               Nokia Corp. (A.D.R.)                       4,118,517
                                                                               ------------
                                                                               $  9,914,746
-------------------------------------------------------------------------------------------
                                       Computer Hardware -- 1.3%
  47,361                               Hewlett-Packard Co.                     $  2,121,773
                                                                               ------------
                                       Total Technology Hardware & Equipment   $ 12,036,519
-------------------------------------------------------------------------------------------
                                       SEMICONDUCTORS -- 1.8%
 130,502                               Intel Corp.                             $  2,895,839
                                                                               ------------
                                       Total Semiconductors                    $  2,895,839
-------------------------------------------------------------------------------------------
                                       TELECOMMUNICATION SERVICES -- 2.7%
                                       Integrated Telecommunication Services -- 2.7%
  81,805                               Frontier Communications Corp.           $    945,666
  32,160                               Verizon Communications, Inc.               1,094,726
 189,268                               Windstream Corp.                           2,256,075
                                                                               ------------
                                                                               $  4,296,467
                                                                               ------------
                                       Total Telecommunication Services        $  4,296,467
-------------------------------------------------------------------------------------------
                                       UTILITIES -- 0.4%
                                       Gas Utilities -- 0.4%
  12,175                               Questar Corp.                           $    643,813
                                                                               ------------
                                       Total Utilities                         $    643,813
-------------------------------------------------------------------------------------------
                                       TOTAL COMMON STOCKS
                                       (Cost $102,135,387)                     $ 99,781,476
-------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

20    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                             Value
                                            ASSET BACKED SECURITIES -- 1.1%
                                            Energy -- 0.1%
                                            Oil & Gas Equipment & Services -- 0.1%
 $    200,000         5.78       NR / NR    Sevan Marine ASA, Floating Rate Note,
                                            5/14/13 (144A)                            $    182,000
                                                                                      ------------
                                            Total Energy                              $    182,000
--------------------------------------------------------------------------------------------------
                                            TRANSPORTATION -- 0.0%
                                            Airlines -- 0.0%
        8,676                  BBB+ / Baa2  Continential Airlines, 6.648%, 9/15/17    $      7,895
                                                                                      ------------
                                            Total Transportation                      $      7,895
--------------------------------------------------------------------------------------------------
                                            FOOD & DRUG RETAILING -- 0.1%
                                            Food Retail -- 0.1%
      200,000                   BB / Aaa    Dominos Pizza Master Issuer LLC, 7.629%,
                                            4/25/37                                   $    145,000
                                                                                      ------------
                                            Total Food & Drug Retailing               $    145,000
--------------------------------------------------------------------------------------------------
                                            BANKS -- 0.4%
                                            Thrifts & Mortgage Finance -- 0.4%
      325,000         2.56      AAA / Aaa   Carrington Mortgage, Floating Rate Note,
                                            10/25/36                                  $    297,739
      245,608                   AAA / Aaa   Local Insight Media Finance, LLC, 5.88%,
                                            10/23/37                                       195,944
                                                                                      ------------
                                                                                      $    493,683
                                                                                      ------------
                                            Total Banks                               $    493,683
--------------------------------------------------------------------------------------------------
                                            DIVERSIFIED FINANCIALS -- 0.3%
                                            Diversified Financial Services -- 0.3%
       60,000         2.90      AA / Aa2    Asset Backed Securities Corp., Floating
                                            Rate Note, 4/25/35                        $     52,563
      169,457                   A- / Baa2   PF Export Receivable Master Trust,
                                            6.436%, 6/1/15 (144A)                          167,949
      295,627                  BBB / Baa2   Power Receivables Finance, 6.29%,
                                            1/1/12 (144A)                                  302,627
                                                                                      ------------
                                                                                      $    523,139
                                                                                      ------------
                                            Total Diversified Financials              $    523,139
--------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    21

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                              Value
                                             UTILITIES -- 0.2%
                                             Electric Utilities -- 0.2%
 $    224,466                  BBB / Baa3    FPL Energy America Wind LLC, 6.639%,
                                             6/20/23 (144A)                           $    230,933
      123,400                   BB / Ba2     FPL Energy Wind Funding, 6.876%,
                                             6/27/17 (144A)                                124,017
                                                                                      ------------
                                                                                      $    354,950
                                                                                      ------------
                                             Total Utilities                          $    354,950
--------------------------------------------------------------------------------------------------
                                             TOTAL ASSET BACKED SECURITIES
                                             (Cost $1,803,605)                        $  1,706,667
--------------------------------------------------------------------------------------------------
                                             COLLATERALIZED MORTGAGE OBLIGATIONS -- 2.2%
                                             MATERIALS -- 0.2%
                                             Forest Products -- 0.2%
      350,000                   BB / Ba2     T SRA R 2006-1 F, 7.5296%, 10/15/36
                                             (144A)                                   $    267,969
                                                                                      ------------
                                             Total Materials                          $    267,969
--------------------------------------------------------------------------------------------------
                                             BANKS -- 0.6%
                                             Thrifts & Mortgage Finance -- 0.6%
      512,299                   NR / Aaa     ABN Amro Mortgage Corp., 4.75%,
                                             5/25/18                                  $    503,214
      543,277   5.21            AAA / Aaa    SARM 2004-12 7A1, Floating Rate Note,
                                             2/25/34                                       507,177
                                                                                      ------------
                                                                                      $  1,010,391
                                                                                      ------------
                                             Total Banks                              $  1,010,391
--------------------------------------------------------------------------------------------------
                                             DIVERSIFIED FINANCIALS -- 0.1%
                                             Diversified Financial Services -- 0.1%
      140,000                   NR / Ba1     Global Signal, 7.036%, 2/15/36 (144A)    $    129,647
                                                                                      ------------
                                             Total Diversified Financials             $    129,647
--------------------------------------------------------------------------------------------------
                                             GOVERNMENT -- 1.3%
                                             Government -- 1.3%
      411,751                   AAA / Aaa    Fannie Mae, 5.45%, 12/25/20              $    418,041
       74,526                    NR / NR     Federal Home Loan Bank, 5.0%, 1/15/16          75,318
       70,858                   AAA / Aaa    Federal Home Loan Bank, 6.0%, 4/15/32          73,305
      418,964                   AAA / Aaa    Federal Home Loan Mortgage Corp., 5.5%,
                                             12/15/20                                      424,999
      173,400                   AAA / Aaa    Federal Home Loan Mortgage Corp.,
                                             5.875%, 5/15/16                               177,139
      381,638                   AAA / Aaa    Federal Home Loan Mortgage Corp., 6.0%,
                                             12/15/21                                      390,695
      200,528                   AAA / Aaa    Freddie Mac, 5.5%, 6/15/32                    203,861

The accompanying notes are an integral part of these financial statements.

22    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                                 Value
                                             Government -- (Continued)
 $    362,026                   AAA / Aaa    Freddie Mac, 6.1%, 9/15/18                   $    369,977
                                                                                          ------------
                                                                                          $  2,133,335
                                                                                          ------------
                                             Total Government                             $  2,133,335
------------------------------------------------------------------------------------------------------
                                             TOTAL COLLATERALIZED MORTGAGE
                                             OBLIGATIONS
                                             (Cost $3,620,300)                            $  3,541,342
------------------------------------------------------------------------------------------------------
                                             CORPORATE BONDS -- 14.2%
                                             ENERGY -- 1.0%
                                             Integrated Oil & Gas -- 0.1%
      160,000                    A / A3      Occidental Petroleum, 6.75%, 1/15/12         $    172,351
       25,000                  BBB / Baa2    Petro-Canada, 4.0%, 7/15/13                        23,547
                                                                                          ------------
                                                                                          $    195,898
------------------------------------------------------------------------------------------------------
                                             Oil & Gas Equipment & Services -- 0.1%
      200,000                  BBB+ / Baa1   Weatherford International, Inc., 6.625%,
------------------------------------------------------------------------------------------------------
                                             11/15/11                                     $    208,964
                                             ---------------------------------------------------------
                                             Oil & Gas Exploration & Production -- 0.2%
      175,000                  BBB / Baa2    Canadian National Resources, 5.9%,
                                             2/1/18                                       $    173,236
       65,000                  BBB+ / Baa1   Pemex Project Funding Master, 9.125%,
                                             10/13/10                                           70,135
       92,610                    A / Aa2     Ras Laffan Liquefied Natural Gas, 3.437%,
                                             9/15/09 (144A)                                     92,794
       45,000                   BB+ / Ba2    Southern Star Central Corp., 6.75%,
                                             3/1/16                                             42,300
                                                                                          ------------
                                                                                          $    378,465
------------------------------------------------------------------------------------------------------
                                             Oil & Gas Refining & Marketing -- 0.1%
       90,000                  BBB- / Baa2   Boardwalk Pipelines LLC, 5.5%, 2/1/17        $     83,920
------------------------------------------------------------------------------------------------------
                                             Oil & Gas Storage & Transporation -- 0.5%
      125,000                  BBB / Baa2    Buckeye Partners, LP 6.05%, 1/15/18          $    121,670
      320,000                  BBB- / Baa3   NGPL Pipeco LLC, 6.514%, 12/15/12
                                             (144A)                                            322,871
      400,000         7.00      BB / Ba1     Teppco Partners LP, Floating Rate Note,
                                             6/1/67                                            345,699
                                                                                          ------------
                                                                                          $    790,240
                                                                                          ------------
                                             Total Energy                                 $  1,657,487
------------------------------------------------------------------------------------------------------
                                             MATERIALS -- 0.7%
                                             Aluminum -- 0.1%
      150,000                    B / B3      Novelis, Inc., 7.25%, 2/15/15                $    138,750
------------------------------------------------------------------------------------------------------
                                             Commodity Chemicals -- 0.1%
      300,000                   B+ / Ba3     Nova Chemicals, Ltd., 6.5%, 1/15/12          $    273,000
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    23

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                               Value
                                             Diversified Metals & Mining -- 0.3%
 $    425,000                  BBB+ / Baa3   Inco, Ltd., 7.2%, 9/15/32                  $    410,374
----------------------------------------------------------------------------------------------------
                                             Fertilizers & Agricultural Chemicals -- 0.0%
       30,000                  BBB+ / Baa1   Potash Corp., Saskatchewan, 4.875%,
----------------------------------------------------------------------------------------------------
                                             3/1/13                                     $     30,246
                                             -------------------------------------------------------
                                             Steel -- 0.2%
      230,000                  BBB+ / Baa2   Arcelormittal, 6.125%, 6/1/18 (144A)       $    220,870
       70,000                  BBB / Baa2    Commercial Metals Co., 7.35%, 8/15/18            70,342
                                                                                        ------------
                                                                                        $    291,212
                                                                                        ------------
                                             Total Materials                            $  1,143,582
----------------------------------------------------------------------------------------------------
                                             CAPITAL GOODS -- 1.0%
                                             Aerospace & Defense -- 0.1%
       25,000                    A+ / A2     Boeing Co., 5.125%, 2/15/13                $     25,337
       80,000                    A / A2      Honeywell International, 7.5%, 3/1/10            84,593
                                                                                        ------------
                                                                                        $    109,930
----------------------------------------------------------------------------------------------------
                                             Electrical Component & Equipment -- 0.1%
      157,505                    NR / WD     Orcal Geothermal, 6.21%, 12/30/20
----------------------------------------------------------------------------------------------------
                                                 (144A)                                 $    161,078
                                             -------------------------------------------------------
                                             Industrial Conglomerates -- 0.3%
      145,000                   AAA / Aaa    General Electric Capital Corp., 6.125%,
                                             2/22/11                                    $    151,356
      120,000                   AAA / Aaa    General Electric Capital Corp., 6.75%,
                                             3/15/32                                         120,412
      250,000                   AAA / Aaa    General Electric Capital Corp., 5.625%,
                                             9/15/17                                         243,390
                                                                                        ------------
                                                                                        $    515,158
----------------------------------------------------------------------------------------------------
                                             Trading Companies & Distributors -- 0.5%
      495,000                  BBB+ / Baa1   GATX Corp., 5.5%, 2/15/12                  $    493,685
      300,000                  BBB / Baa2    Glencore Funding LLC, 6.0%, 4/15/14
                                                 (144A)                                      287,138
                                                                                        ------------
                                                                                        $    780,823
                                                                                        ------------
                                             Total Capital Goods                        $  1,566,989
----------------------------------------------------------------------------------------------------
                                             COMMERCIAL SERVICES & SUPPLIES -- 0.2%
                                             Office Services & Supplies -- 0.2%
      250,000                    A / A1      Pitney Bowes, Inc., 5.6%, 3/15/18          $    243,111
                                                                                        ------------
                                             Total Commercial Services & Supplies       $    243,111
----------------------------------------------------------------------------------------------------
                                             TRANSPORTATION -- 0.3%
                                             Airlines -- 0.3%
      500,000                   A- / Baa1    Southwest Airlines Co.                     $    451,522
                                                                                        ------------
                                             Total Transportation                       $    451,522
----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

24    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                                 Value
                                             AUTOMOBILES & COMPONENTS -- 0.5%
                                             Auto Parts & Equipment -- 0.2%
 $    460,000                   BB / Ba3     TRW Automotive, Inc., 7.25%, 3/15/17         $    395,600
------------------------------------------------------------------------------------------------------
                                             Automobile Manufacturers -- 0.3%
       80,000                  CCC+ / Caa1   Ford Motor Co., 7.25%, 10/1/08               $     78,800
      500,000                   B / Caa1     General Motors, 7.2%, 1/15/11 (b)                 336,250
                                                                                          ------------
                                                                                          $    415,050
                                                                                          ------------
                                             Total Automobiles & Components               $    810,650
------------------------------------------------------------------------------------------------------
                                             CONSUMER DURABLES & APPAREL -- 0.2%
                                             Household Appliances -- 0.2%
      345,000                  BBB / Baa2    Whirlpool Corp. 5.5%, 3/1/13                 $    334,561
                                                                                          ------------
                                             Total Consumer Durables & Apparel            $    334,561
------------------------------------------------------------------------------------------------------
                                             CONSUMER SERVICES -- 0.4%
                                             Restaurants -- 0.4%
      700,000                    A / A3      McDonalds Corp., 5.75%, 3/1/12               $    728,466
                                                                                          ------------
                                             Total Consumer Services                      $    728,466
------------------------------------------------------------------------------------------------------
                                             MEDIA -- 1.0%
                                             Broadcasting & Cable TV -- 0.4%
      125,000                  BBB / Baa2    British Sky Broadcasting, 6.1%, 2/15/18
                                                 (144A)                                   $    121,650
       80,000                  BBB+ / Baa2   Comcast Corp., 5.3%, 1/15/14                       77,346
      400,000                  BBB- / Baa3   Cox Communications, 7.125%, 10/1/12               418,232
                                                                                          ------------
                                                                                          $    617,228
------------------------------------------------------------------------------------------------------
                                             Media -- 0.3%
      500,000                  BBB+ / Baa2   Comcast Cable Corp., 6.75%, 1/30/11          $    517,228
------------------------------------------------------------------------------------------------------
                                             Publishing -- 0.3%
      512,000                  BBB+ / Baa1   News America, Inc., 7.3%, 4/30/28            $    520,377
                                                                                          ------------
                                             Total Media                                  $  1,654,833
------------------------------------------------------------------------------------------------------
                                             RETAILING -- 0.6%
                                             General Merchandise Stores -- 0.3%
      500,000                    A+ / A2     Target Corp., 5.875%, 3/1/12                 $    517,429
------------------------------------------------------------------------------------------------------
                                             Specialty Stores -- 0.3%
      435,000                  BBB- / Baa3   Tanger Factory Outlet Centers, Inc., 6.15%,
                                             11/15/15                                     $    405,262
                                                                                          ------------
                                             Total Retailing                              $    922,691
------------------------------------------------------------------------------------------------------
                                             FOOD, BEVERAGE & TOBACCO -- 0.4%
                                             Agricultural Products -- 0.2%
      250,000                    A / A2      Cargill, Inc. 5.2%, 1/22/13 (144A)           $    247,353
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    25

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                             Value
                                             Brewers -- 0.0%
 $     35,000                  BBB+ / Baa1   Miller Brewing Co., 5.5%, 8/15/13
--------------------------------------------------------------------------------------------------
                                             (144A)                                   $     35,056
                                             -----------------------------------------------------
                                             Soft Drinks -- 0.2%
       35,000                    A / A2      Bottling Group LLC, 5.0%, 11/15/13       $     35,341
      350,000                   A+ / Aa2     Pepsico 4.65%, 2/15/13                        355,415
                                                                                      ------------
                                                                                      $    390,756
                                                                                      ------------
                                             Total Food, Beverage & Tobacco           $    673,165
--------------------------------------------------------------------------------------------------
                                             HEALTH CARE EQUIPMENT & SERVICES -- 0.1%
                                             Managed Health Care -- 0.1%
      250,000                   A- / Baa1    United Health Group, 4.875%, 2/15/13     $    242,156
                                                                                      ------------
                                             Total Health Care Equipment & Services   $    242,156
--------------------------------------------------------------------------------------------------
                                             PHARMACEUTICALS & BIOTECHNOLOGY -- 0.3%
                                             Biotechnology -- 0.3%
      450,000                  BBB / Baa3    Biogen IDEC, 6.0%, 3/1/13                $    446,968
                                                                                      ------------
                                             Total Pharmaceuticals & Biotechnology    $    446,968
--------------------------------------------------------------------------------------------------
                                             BANKS -- 1.4%
                                             Diversified Banks -- 0.4%
      250,000                   BB / Ba1     Kazkommerts International BV, 8.0%,
                                             11/3/15                                  $    191,250
      120,000                    A / Aa3     Korea Development Bank, 5.3%, 1/17/13         118,721
      400,000                  BB+ / Baa2    TNK-BP Finance SA, 7.5%, 3/13/13
                                             (144A)                                        387,000
                                                                                      ------------
                                                                                      $    696,971
--------------------------------------------------------------------------------------------------
                                             Regional Banks -- 0.8%
      705,000                   AA- / Aa2    Barclays Plc, 6.05%, 12/4/17*            $    679,308
      500,000                   A+ / Aa3     Branch Banking & Trust Co., 4.875%,
                                             1/15/13                                       467,849
       50,000                    A- / A2     Keycorp, 6.5%, 5/14/13                         41,765
                                                                                      ------------
                                                                                      $  1,188,922
--------------------------------------------------------------------------------------------------
                                             Thrifts & Mortgage Finance -- 0.2%
      450,000                  BBB / Baa1    Sovereign Bancorp, 8.75%, 5/30/18        $    392,155
                                                                                      ------------
                                             Total Banks                              $  2,278,048
--------------------------------------------------------------------------------------------------
                                             DIVERSIFIED FINANCIALS -- 1.5%
                                             Asset Management & Custody Banks -- 0.2%
       90,000                    A- / A3     Eaton Vance Corp., 6.5%, 10/2/17         $     90,521
      200,000                   A+ / Aa3     Mellon Funding Corp., 5.5%, 11/15/18          182,492
                                                                                      ------------
                                                                                      $    273,013
--------------------------------------------------------------------------------------------------
                                             Consumer Finance -- 0.3%
      250,000                   A+ / Aa3     American Express Bank FSB, 5.5%,
                                             4/16/13                                  $    242,085

The accompanying notes are an integral part of these financial statements.

26    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                               Value
                                             Consumer Finance -- (Continued)
 $    265,000         4.00     BBB- / Baa2   SLM Corp., Floating Rate Note, 7/25/14          183,059
                                                                                         -----------
                                                                                        $    425,144
----------------------------------------------------------------------------------------------------
                                             Investment Banking & Brokerage -- 0.1%
      200,000                    A / A2      Merrill Lynch & Co., 5.45%, 2/5/13         $    185,528
----------------------------------------------------------------------------------------------------
                                             Diversified Financial Services -- 0.3%
      300,000                   A- / Baa2    Brascan Corp., 5.75%, 3/1/10               $    295,883
      235,000                    A- / A2     WEA Finance LLC, 7.125%, 4/15/18                238,995
                                                                                        ------------
                                                                                        $    534,878
----------------------------------------------------------------------------------------------------
                                             Specialized Finance -- 0.6%
      250,000                   A- / Baa1    CIT Group Inc., 7.625%, 11/30/12           $    212,321
      500,000         2.95      A- / Baa1    Citigroup Inc., Floating Rate Note,
                                             1/30/09                                         478,258
      247,899                   NR / Baa3    Coso Geothermal Power, 7.0%, 7/15/26
                                             (144A)                                          241,392
      100,000                   AA+ / Aaa    Private Export Funding, 4.55%, 5/15/15          100,182
                                                                                        ------------
                                                                                        $  1,032,153
                                                                                        ------------
                                             Total Diversified Financials               $  2,450,716
----------------------------------------------------------------------------------------------------
                                             INSURANCE -- 1.5%
                                             Life & Health Insurance -- 0.1%
      275,000                    A+ / A3     Prudential Financial, 5.15%, 1/15/13       $    268,422
----------------------------------------------------------------------------------------------------
                                             Multi-Line Insurance -- 0.8%
      100,000                   BB- / Ba1    AFC Capital Trust I, 8.207%, 2/3/27        $     82,490
      375,000                    A+ / A1     American General Finance, 6.9%,
                                             12/15/17                                        300,817
      100,000                  BBB- / Baa3   Hanover Insurance Group, 7.625%,
                                             10/15/25                                         85,696
      200,000                    A+ / A1     International Lease, 6.375%, 3/25/13            177,520
      480,000         7.00     BB+ / Baa3    Liberty Mutual Group, 7.0%, 3/15/37
                                             (144A)                                          390,091
      200,000                    A / A3      Loew Corp., 5.25%, 3/15/16                      189,468
                                                                                        ------------
                                                                                        $  1,226,082
----------------------------------------------------------------------------------------------------
                                             Property & Casualty Insurance -- 0.6%
      125,000                   AAA / Aaa    Berkshire Hathway, Inc., 5.0%, 8/15/13
                                             (144A)                                     $    124,825
      280,000                    BB / NR     Kingsway America, Inc., 7.5%, 2/1/14            234,500
       60,000        14.00      A / Baa1     MBIA, Inc., Floating Rate Note, 1/15/33
                                             (144A)                                           33,000
      500,000                  BBB / Baa2    Ohio Casualty Corp., 7.3%, 6/15/14              503,658
                                                                                        ------------
                                                                                        $    895,983
----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    27

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                               Value
                                             Reinsurance -- 0.0%
 $    100,000                   BBB / NA     Platinum Underwriters HD, 7.5%, 6/1/17     $     93,980
                                                                                        ------------
                                             Total Insurance                            $  2,484,467
----------------------------------------------------------------------------------------------------
                                             REAL ESTATE -- 0.8%
                                             Real Estate Investment Trusts -- 0.8%
      400,000                  BBB- / Baa3   Colonial Reality LP, 6.15%, 4/15/13        $    371,881
      700,000                  BBB- / Baa2   Health Care REIT, Inc., 6.2%, 6/1/16            642,926
      250,000                   AAA / Aaa    Trustreet Properties, Inc., 7.5%, 4/1/15        267,460
                                                                                        ------------
                                                                                        $  1,282,267
                                                                                        ------------
                                             Total Real Estate                          $  1,282,267
----------------------------------------------------------------------------------------------------
                                             SOFTWARE & SERVICES -- 0.3%
                                             Data Processing & Outsourced Services -- 0.3%
      500,000                    B / B3      First Data Corp., 9.875%, 9/24/15
                                              (144A)                                    $    442,500
                                                                                        ------------
                                             Total Software & Services                  $    442,500
----------------------------------------------------------------------------------------------------
                                             SEMICONDUCTORS -- 0.1%
                                             Semiconductor Equipment -- 0.1%
      185,000                  BBB / Baa1    Klac Instruments Corp., 6.9%, 5/1/18       $    180,756
                                                                                        ------------
                                             Total Semiconductors                       $    180,756
----------------------------------------------------------------------------------------------------
                                             TELECOMMUNICATION SERVICES -- 0.6%
                                             Integrated Telecommunication Services -- 0.6%
      500,000                   BB- / B3     Intelsat Sub Holdings, 8.5%, 1/15/13
                                              (144A)                                    $    495,000
      250,000                  BBB / Baa2    Telecom Italia Capital, 4.875%, 10/1/10         248,146
      300,000                  BBB / Baa2    Telecom Italia Capital, 5.25%, 11/15/13         283,145
                                                                                        ------------
                                                                                        $  1,026,291
                                                                                        ------------
                                             Total Telecommunication Services           $  1,026,291
----------------------------------------------------------------------------------------------------
                                             UTILITIES -- 1.3%
                                             Electric Utilities -- 0.6%
      225,000                  BBB / Baa2    Commonwealth Edison, 6.15%, 9/15/17        $    224,501
      225,000                  BBB+ / Baa3   Entergy Gulf States, 5.7%, 6/1/15               215,551
      200,000                  BBB+ / Baa2   Israel Electric Corp., Ltd., 7.25%,
                                             1/15/19 (144A)                                  198,102
      125,000                  BBB / Baa3    Neveda Power Co., 6.5%, 8/1/18                  126,563
      250,000                  BBB+ / Baa2   West Penn Power Co., 5.95%, 12/15/17            247,666
                                                                                        ------------
                                                                                        $  1,012,383
----------------------------------------------------------------------------------------------------
                                             Gas Utilities -- 0.2%
      250,000                    A- / A3     Questar Pipeline Co., 5.83%, 2/1/18        $    249,088
----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

28    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                             Value
                                             Multi-Utilities -- 0.5%
 $    300,000                   BB / Ba2     NSG Holdings LLC, 7.75%, 12/15/25
                                             (144A)                                   $    294,000
      410,000                  BBB+ / Baa1   NY State Gas and Electric, 6.15%,
                                             12/15/17 (144A)                               406,203
      100,000                  BB+ / Baa3    Public Service of New Mexico, 7.95%,
                                             5/15/18                                       101,460
                                                                                      ------------
                                                                                      $    801,663
                                                                                      ------------
                                             Total Utilities                          $  2,063,134
--------------------------------------------------------------------------------------------------
                                             TOTAL CORPORATE BONDS
                                             (Cost $24,171,307)                       $ 23,084,360
--------------------------------------------------------------------------------------------------
                                             U.S. GOVERNMENT AND AGENCY
                                             OBLIGATIONS -- 19.0%
                                             GOVERNMENT - 19.0%
      100,000                   AAA / Aaa    Fannie Mae, 5.24%, 8/7/18                $    101,429
      250,000                   AAA / Aaa    Federal Farm Credit Bank 4.875%,
                                             1/17/17                                       255,427
      589,504                   AAA / Aaa    Federal Home Loan Mortgage Corp., 4.5%,
                                             12/1/20                                       569,493
    1,092,920                   AAA / Aaa    Federal Home Loan Mortgage Corp., 5.0%,
                                             4/1/34-11/1/34                              1,043,067
    2,387,623                    NR / NR     Federal Home Loan Mortgage Corp., 5.5%,
                                             10/1/16-12/1/35                             2,367,142
    1,099,017                   AAA / Aaa    Federal Home Loan Mortgage Corp., 6.0%,
                                             1/1/33-5/1/36                               1,109,952
      356,751                   AAA / Aaa    Federal Home Loan Mortgage Corp., 6.5%,
                                             5/1/09-11/1/33                                369,166
      168,583                   AAA / Aaa    Federal Home Loan Mortgage Corp., 7.0%,
                                             10/1/46                                       173,961
      422,502   5.05            AAA / Aaa    Federal Home Loan Mortgage Corp.,
                                             Floating Rate Note, 11/1/35                   427,945
      941,544                   AAA / Aaa    Federal National Mortgage Association,
                                             4.5%, 11/1/20 - 4/1/38                        885,327
       93,770                   AAA / Aaa    Federal National Mortgage Association,
                                             4.78%, 12/1/12                                 93,595
      630,994                   AAA / Aaa    Federal National Mortgage Association,
                                             4.905%, 12/1/36                               636,720
    2,535,403                   AAA / Aaa    Federal National Mortgage Association,
                                             5.0%, 4/1/17 - 6/1/34                       2,489,882
    8,565,465                   AAA / Aaa    Federal National Mortgage Association,
                                             5.5%, 8/1/14 - 12/1/37                      8,505,421
    4,372,534                   AAA / Aaa    Federal National Mortgage Association,
                                             6.0%, 1/1/29 - 12/1/37                      4,402,773
      541,168                    NR / NR     Federal National Mortgage Association,
                                             6.5%, 12/1/21 - 10/1/32                       561,321

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    29

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                                 Value
                                             GOVERNMENT - (continued)
 $    659,579                   AAA / Aaa    Federal National Mortgage Association,
                                             7.0%, 10/1/19-1/1/36                         $    692,935
       38,990                   AAA / Aaa    Federal National Mortgage Association,
                                             8.0%, 4/1/20-5/1/31                                42,237
      233,081                   AAA / Aaa    Government National Mortgage
                                             Association, 4.5%, 1/15/35 - 4/15/35              216,158
    1,086,576                   AAA / Aaa    Government National Mortgage
                                             Association, 5.5%, 8/15/19 - 12/15/34           1,086,118
    1,007,313                    NR / NR     Government National Mortgage
                                             Association, 6.0%, 8/15/13 - 9/15/34            1,023,295
    1,338,123                    NR / NR     Government National Mortgage
                                             Association, 6.5%, 10/15/28 - 5/15/33           1,385,804
        8,662                   AAA / Aaa    Government National Mortgage
                                             Association, 7.0%, 4/15/28 - 8/15/28                9,258
       15,313                    NR / NR     Government National Mortgage
                                             Association, 7.5%, 9/20/29 - 1/15/30               16,412
        2,188                    NR / NR     Government National Mortgage
                                             Association, 7.75%, 11/15/29                        2,375
       14,307                    NR / NR     Government National Mortgage
                                             Association, 8.0%, 2/15/30                         15,647
      256,325                    NR / NR     Government National Mortgage
                                             Association II, 5.5%, 2/20/34                     253,905
      292,166                   AAA / Aaa    Government National Mortgage
                                             Association II, 6.0%, 10/20/33                    296,451
      396,968                   AAA / Aaa    Government National Mortgage
                                             Association II, 6.49%, 8/20/36                    408,752
      200,000                   AAA / Aaa    U.S. Treasury Inflation Protected Security,
                                             0.0%, 11/15/15                                    151,250
       80,000                   AAA / Aaa    U.S. Treasury Bonds, 3.875%, 5/15/18               79,312
      320,000                   AAA / Aaa    U.S. Treasury Bonds, 5.25%, 11/15/28              344,250
      100,000                   AAA / Aaa    U.S. Treasury Bonds, 7.125%, 2/15/23              127,523
      100,000                   AAA / Aaa    U.S. Treasury Notes, 4.25%, 11/15/14              104,742
      110,000                   AAA / Aaa    U.S. Treasury Notes, 5.375%, 2/15/31 (b)          120,871
      345,000                   AAA / Aaa    U.S. Treasury Notes, 5.5%, 8/15/28                382,088
                                                                                          ------------
                                                                                          $ 30,752,004
------------------------------------------------------------------------------------------------------
                                             TOTAL U.S. GOVERNMENT AND AGENCY
                                             OBLIGATIONS
                                             (Cost $30,777,979)                           $ 30,752,004
------------------------------------------------------------------------------------------------------
                                             TEMPORARY CASH INVESTMENTS -- 7.7%
                                             Securities Lending Collateral -- 7.7% (c)
                                             Certificates of Deposit:
      230,332                                American Express, 2.72, 8/8/08               $    230,332
      172,404                                Bank of America, 2.88%, 8/11/08                   172,405
      344,809                                CBA, 3.02%, 7/16/09                               344,809

The accompanying notes are an integral part of these financial statements.

30    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                             Value
                                             Certificates of Deposit - (continued)
 $    172,404                                Citibank, 2.85%, 7/29/08                 $    172,405
       62,077                                Banco Santander NY, 2.80%, 10/7/08             62,077
      172,547                                Banco Santander NY, 3.09%, 12/22/08           172,547
      172,352                                Bank of Nova Scotia, 3.18%, 5/05/09           172,352
       86,202                                Bank of Scotland NY, 2.72%, 8/15/08            86,202
       62,013                                Bank of Scotland NY, 2.89%, 11/4/08            62,013
       86,166                                Bank of Scotland NY, 3.03%, 9/26/08            86,166
      310,328                                Barclays Bank, 3.18%, 5/27/09                 310,328
      258,607                                Bank Bovespa NY, 2.705%, 8/8/08               258,607
      103,443                                Calyon NY, 2.85%, 8/25/08                     103,443
      144,820                                Calyon NY, 2.64%, 9/29/08                     144,820
       54,704                                Calyon NY, 2.69%, 01/16/09                     54,704
       68,962                                Deutsche Bank Financial, 2.72%, 8/4/08         68,962
      127,809                                Dexia Bank NY, 3.37%, 09/29/08                127,809
      310,328                                DNB NOR Bank ASA NY, 2.90%, 6/8/09            310,328
       14,815                                Fortis, 3.11%, 09/30/08                        14,815
      315,845                                Intesa SanPaolo S.p.A., 2.72%, 5/22/09        315,845
       86,202                                Lloyds Bank, 2.61%, 8/18/08                    86,202
      117,235                                Natixis, 2.83%, 8/4/08                        117,235
      172,404                                NORDEA NY, 2.81%, 8/29/08                     172,405
       19,929                                NORDEA NY, 2.72%, 4/9/09                       19,929
       16,528                                NORDEA NY, 2.73%, 12/01/08                     16,528
       27,582                                Rabobank Nederland NY, 2.37%, 8/29/08          27,582
      172,406                                Royal Bank of Canada NY, 2.6%, 9/5/08         172,406
      103,443                                Bank of Scotland NY, 2.7%, 8/1/08             103,443
      103,497                                Bank of Scotland NY, 2.96%, 11/3/08           103,497
       19,989                                Skandinavian Enskilda Bank NY, 3.18%,
                                             09/22/08                                       19,990
       34,408                                Skandinavian Enskilda Bank NY, 3.06%
                                             02/13/09                                       34,408
      310,328                                Svenska Bank NY, 2.70%, 7/08/09               310,328
      217,230                                Toronto Dominion Bank NY, 2.77%,
                                             9/5/08                                        217,230
      103,443                                Toronto Dominion Bank NY, 2.75%,
                                             11/5/08                                       103,443
       34,425                                Wachovia, 3.62%,10/28/08                       34,425
                                                                                      ------------
                                                                                      $  4,810,020
--------------------------------------------------------------------------------------------------
                                             Commercial Paper:
       53,108                                Bank of America, 2.70%, 8/26/08          $     53,108
       68,912                                Bank of America, 2.60%, 8/11/08                68,912
      171,274                                Citigroup, 2.83%, 10/24/08                    171,274
      171,673                                HSBC Securities, Inc., 2.88%, 9/29/08         171,673
      338,602                                Honda Finance Corp., 2.92%, 7/14/09           338,602

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    31

                Floating      S&P/Moody's
Principal       Rate (d)      Ratings
Amount          (unaudited)   (unaudited)                                                Value
                                             Commercial Paper - (continued)
 $    137,804                                ING Funding, 2.70%, 8/13/08                 $    137,804
      309,666                                Macquarie bank, 2.75%, 8/29/08                   309,666
       42,584                                PARFIN, 3.18%, 8/1/08                             42,584
      274,558                                Rabobank, 2.68%, 10/3/08                         274,558
       68,503                                Royal Bank of Scotland, 2.66%,
                                             10/21/08                                          68,503
       68,939                                Societe Generale, 3.18%, 8/5/08                   68,939
      137,713                                Societe Generale, 3.18%, 8/22/08                 137,713
       68,912                                SVSS NY, 3.18%, 8/11/08                           68,912
       32,810                                Bank Bovespa NY, 2.79%, 3/12/09                   32,810
      155,135                                General Electric Capital Corp., 2.77%,
                                             1/5/09                                           155,135
      172,349                                General Electric Capital Corp., 2.82%,
                                             3/16/09                                          172,349
       63,761                                IBM, 3.18%, 2/13/09                               63,761
      172,404                                IBM, 3.18%, 6/26/09                              172,404
      310,328                                Met Life Global Funding, 3.16%, 6/12/09          310,328
      293,088                                WestPac, 3.18%, 6/1/09                           293,088
                                                                                         ------------
                                                                                         $  3,112,123
-----------------------------------------------------------------------------------------------------
     Shares
                                             Mutual Funds:
      517,213                                AIM Short Term Investment Trust, 2.47%      $    517,214
      517,213                                BlackRock Liquidity Money Market Fund,
                                             3.18%                                            517,213
      517,213                                Dreyfus Preferred Money Market Fund,
                                             3.18%                                            517,213
                                                                                         ------------
                                                                                         $  1,551,640
-----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

32    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                  Floating      S&P/Moody's
Principal         Rate (d)      Ratings
Amount            (unaudited)   (unaudited)                                              Value
                                              Tri-party Repurchase Agreements:
  $       8,117                               Barclays Capital Markets, 2.15% 8/1/08     $       8,117
        577,193                               Deutsche Bank, 2.18% 8/1/08                      577,193
      2,413,663                               Lehman Brothers, 2.13% 8/1/08                  2,413,663
                                                                                         -------------
                                                                                         $   2,998,973
------------------------------------------------------------------------------------------------------
                                              Other:
         68,068                               ABS CFAT 2008-A A1, 3.005%, 4/27/09        $      68,069
                                                                                         -------------
                                              Total Securities Lending Collateral        $  12,540,825
------------------------------------------------------------------------------------------------------
                                              TOTAL TEMPORARY CASH INVESTMENTS
                                              (Cost $12,540,825)                         $  12,540,825
------------------------------------------------------------------------------------------------------
                                              TOTAL INVESTMENT IN SECURITIES  -- 107.3%
                                              (Cost $177,817,628) (a)                    $ 173,880,961
------------------------------------------------------------------------------------------------------
                                              OTHER ASSETS AND
------------------------------------------------------------------------------------------------------
                                              LIABILITIES -- (7.3)%                      $ (11,834,808)
                                              --------------------------------------------------------
                                              TOTAL NET ASSETS -- 100.0%                 $ 162,046,153
======================================================================================================


The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    33

(A.D.R.) American Depositary Receipt

*        Non-income producing security.

NR       Not rated by either S&P or Moody's.


(144A) Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At July 31, 2008, the value of these securities amounted to $5,906,065 or 3.6% of total net assets.

(a) At July 31, 2008, the net unrealized loss on investments based on cost for federal income tax purposes of $177,969,133 was as follows:

           Aggregate gross unrealized gain for all investments in which there is an
             excess of value over tax cost                                             $  6,184,815
           Aggregate gross unrealized loss for all investments in which there is an
             excess of tax cost over value                                              (10,272,988)
                                                                                       ------------
           Net unrealized loss                                                         $ (4,088,173)
                                                                                       ============

(b)      At July 31, 2008, the following securities were out on loan:



Shares            Description                                        Value
   50,300         Lazard, Ltd.                                       $ 2,052,743
   34,000         Delta Air Lines, Inc.                                  256,360
   45,300         Freeport-McMoRan Copper & Gold, Inc. (Class B)       4,382,775
   20,000         Estee Lauder Co.                                       882,000
   13,000         Packaging Corp of America                              331,760
  158,200         Regal Entertainment Group                            2,634,030
   25,000         Teva Pharmaceutical Industries, Ltd.                 1,121,000
Principal
Amount ($)
 495,000          General Motors, 7.2%, 1/15/11                          332,888
 108,000          U.S. Treasury Notes, 5.375%, 2/15/31                   118,800
--------------------------------------------------------------------------------
                  Total                                              $12,112,356
================================================================================

(c)      Security lending collateral is managed by Credit Suisse


(d) Debt obligation originally issued at one coupon which converts to a higher coupon at a specified date. The rate shown is the rate at period end.


Purchases and sales of securities (excluding temporary cash investments) for the year ended July 31, 2008 aggregated $102,205,394 and $150,941,898, respectively.


The accompanying notes are an integral part of these financial statements.

34    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Statement of Assets and Liabilities | 7/31/08


ASSETS:
  Investment in securities (including securities loaned of
   $12,112,356) (cost $177,817,628)                                       $173,880,961
  Cash                                                                         162,778
  Foreign currencies, at value (cost $12,825)                                   13,637
  Receivables --
   Investment securities sold                                                  363,295
   Fund shares sold                                                             13,549
   Dividends, interest and foreign taxes withheld                              792,841
   Due from Pioneer Investment Management, Inc.                                 26,719
  Other                                                                          7,946
---------------------------------------------------------------------------------------
     Total assets                                                         $175,261,726
---------------------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Investment securities purchased                                        $    326,234
   Fund shares repurchased                                                     203,103
   Dividends                                                                     8,335
   Upon return of securities loaned                                         12,540,825
  Due to affiliates                                                             60,497
  Accrued expenses                                                              76,579
---------------------------------------------------------------------------------------
     Total liabilities                                                    $ 13,215,573
---------------------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                                         $176,281,659
  Undistributed net investment income                                          201,870
  Accumulated net realized loss on investments, foreign currency
   transactions                                                            (10,501,521)
  Net unrealized loss on investments                                        (3,936,667)
  Net unrealized gain on forward foreign currency contracts and other
   assets and liabilities denominated in foreign currencies                        812
---------------------------------------------------------------------------------------
     Total net assets                                                     $162,046,153
=======================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $111,667,460/12,908,309 shares)                       $       8.65
  Class B (based on $21,652,120/2,515,167 shares)                         $       8.61
  Class C (based on $9,071,283/1,050,596 shares)                          $       8.63
  Class Y (based on $19,655,290/2,271,050 shares)                         $       8.65
MAXIMUM OFFERING PRICE:
  Class A ($8.65 [divided by] 95.5%)                                      $       9.06
=======================================================================================

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    35

Statement of Operations

For the Year Ended 7/31/08



INVESTMENT INCOME:
  Dividends (net of foreign taxes withheld of $39,420)                      $   4,449,427
  Interest                                                                      4,508,447
  Income from securities loaned, net                                               47,790
----------------------------------------------------------------------------------------------------------
     Total investment income                                                                  $  9,005,664
----------------------------------------------------------------------------------------------------------
EXPENSES:
  Management fees                                                           $   1,335,339
  Transfer agent fees and expenses
   Class A                                                                        375,947
   Class B                                                                         89,322
   Class C                                                                         33,535
   Class Y                                                                            886
  Distribution fees
   Class A                                                                        359,413
   Class B                                                                        265,894
   Class C                                                                        109,919
  Administrative fees                                                              46,223
  Custodian fees                                                                   29,038
  Registration fees                                                                61,418
  Professional fees                                                                66,421
  Printing expense                                                                 59,331
  Fees and expenses of nonaffiliated trustees                                       3,812
  Miscellaneous                                                                    23,639
----------------------------------------------------------------------------------------------------------
     Total expenses                                                                           $  2,860,137
     Less fees waived and expenses reimbursed by Pioneer
       Investment Management, Inc.                                                                (211,060)
     Less fees paid indirectly                                                                     (14,495)
----------------------------------------------------------------------------------------------------------
     Net expenses                                                                             $  2,634,582
----------------------------------------------------------------------------------------------------------
       Net investment income                                                                  $  6,371,082
----------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
AND FOREIGN CURRENCY TRANSACTIONS:
  Net realized loss on investments                                                            $ (8,183,370)
----------------------------------------------------------------------------------------------------------
  Change in net unrealized gain (loss) on:
   Investments                                                              $ (12,705,418)
   Forward foreign currency contracts and other assets and liabilities
     denominated in foreign currencies                                                812     $(12,704,606)
----------------------------------------------------------------------------------------------------------
  Net loss on investments and foreign currency transactions                                   $(20,887,976)
----------------------------------------------------------------------------------------------------------
  Net decrease in net assets resulting from operations                                        $(14,516,894)
==========================================================================================================

The accompanying notes are an integral part of these financial statements.

36    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Statement of Changes in Net Assets

For the Years Ended 7/31/08 and 7/31/07, respectively



                                                                 Year Ended          Year Ended
                                                                  7/31/08             7/31/07
FROM OPERATIONS:
Net investment income                                           $  6,371,082        $  6,558,230
Net realized gain (loss) on investments and foreign currency
  transactions                                                    (8,183,370)         23,891,403
Change in net unrealized loss on investments and foreign
  currency transactions                                          (12,704,606)        (13,096,764)
-------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from
     operations                                                 $(14,516,894)       $ 17,352,869
-------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.33 and $0.38 per share, respectively)            $ (4,951,865)       $ (4,527,443)
   Class B ($0.23 and $0.29 per share, respectively)                (626,479)           (700,755)
   Class C ($0.25 and $0.30 per share, respectively)                (284,628)           (200,838)
   Class Y ($0.36 and $0.43 per share, respectively)                (855,391)         (1,135,941)
Net realized gain:
   Class A ($1.14 and $1.11 per share, respectively)             (16,732,345)         (6,648,458)
   Class B ($1.14 and $1.11 per share, respectively)              (3,009,827)         (1,992,047)
   Class C ($1.14 and $1.11 per share, respectively)              (1,247,288)           (120,925)
   Class Y ($1.14 and $1.11 per share, respectively)              (2,912,359)         (2,926,098)
-------------------------------------------------------------------------------------------------
     Total distributions to shareowners                         $(30,620,182)       $(18,252,505)
-------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                $ 23,591,402        $ 33,641,255
Shares issued in reorganization                                            -         117,722,034
Reinvestment of distributions                                     28,280,391          17,056,589
Cost of shares repurchased                                       (77,477,196)        (51,995,942)
-------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from
     Fund share transactions                                    $(25,605,403)       $116,423,936
-------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets                        $(70,742,479)       $115,524,300
NET ASSETS:
Beginning of year                                                232,788,632         117,264,332
-------------------------------------------------------------------------------------------------
End of year                                                     $162,046,153        $232,788,632
-------------------------------------------------------------------------------------------------
Undistributed net investment income                             $    201,870        $    393,288
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    37

                                     '08 Shares        '08 Amount         '07 Shares        '07 Amount
Class A
Shares sold                             1,607,889     $ 15,737,531           2,092,219     $23,048,504
Shares issued in reorganization                --               --           8,312,275      87,611,379
Reinvestment of distributions           2,080,231       20,439,096           1,005,215      10,743,583
Shares converted from
Investor class                                 --               --             732,293       7,835,544
Less shares repurchased                (5,912,743)     (56,073,896)         (2,968,859)    (32,683,447)
-------------------------------------------------------------------------------------------------------
   Net increase (decrease)             (2,224,623)    $(19,897,269)          9,173,143     $96,555,563
=======================================================================================================
Class B
Shares sold                               282,910     $  2,763,901             359,285     $ 3,940,256
Shares issued in reorganization                --               --           1,252,722      13,141,055
Reinvestment of distributions             328,262        3,206,657             230,810       2,445,193
Less shares repurchased                  (877,852)      (8,488,277)           (863,392)     (9,376,613)
-------------------------------------------------------------------------------------------------------
   Net increase (decrease)               (266,680)    $ (2,517,719)            979,425     $10,149,891
=======================================================================================================
Class C
Shares sold                               300,970     $  2,953,573             372,563     $ 4,101,441
Shares issued in reorganization                --               --             871,863       9,189,436
Reinvestment of distributions             139,725        1,371,466              25,963         279,639
Less shares repurchased                  (482,478)      (4,615,208)           (216,044)     (2,365,488)
-------------------------------------------------------------------------------------------------------
   Net increase (decrease)                (41,783)    $   (290,169)          1,054,345     $11,205,028
=======================================================================================================
Investor Class
Shares issued in reorganization                --     $         --             738,156     $ 7,780,164
Shares converted to Class A                    --               --            (732,227)     (7,835,544)
Less shares repurchased                        --               --              (5,929)        (63,016)
-------------------------------------------------------------------------------------------------------
   Net decrease                                --     $         --                  --     $  (118,396)
=======================================================================================================
Class Y
Shares sold                               223,205     $  2,136,397             231,458     $ 2,551,054
Reinvestment of distributions             331,628        3,263,172             337,943       3,588,174
Less shares repurchased                  (853,629)      (8,299,815)           (684,452)     (7,507,378)
-------------------------------------------------------------------------------------------------------
   Net decrease                          (298,796)    $ (2,900,246)           (115,051)    $(1,368,150)
=======================================================================================================

The accompanying notes are an integral part of these financial statements.

38    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Financial Highlights

                                                                                            Year Ended    Year Ended
                                                                                              7/31/08       7/31/07
Class A
Net asset value, beginning of period                                                         $  10.80     $  11.19
---------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                                                       $   0.31     $   0.37
 Net realized and unrealized gain (loss) on investments and foreign currency transactions       (0.99)        0.73
---------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                         $  (0.68)    $  1.10
Distributions to shareowners:
 Net investment income                                                                          (0.33)       (0.38)
 Net realized gain                                                                              (1.14)       (1.11)
---------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                          $  (1.47)    $  (1.49)
---------------------------------------------------------------------------------------------------------------------
Capital Contributions                                                                        $     --     $     --
---------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                                               $     --     $     --
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                                   $  (2.15)    $  (0.39)
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                               $   8.65     $  10.80
=====================================================================================================================
Total return*                                                                                   (7.52)%      10.42%
Ratio of net expenses to average net assets+                                                     1.17%        1.16%
Ratio of net investment income to average net assets+                                            3.22%        3.29%
Portfolio turnover rate                                                                            50%          64%
Net assets, end of period (in thousands)                                                     $111,667     $163,391
Ratios with no waiver of fees and assumption of expenses by Advisor and no reduction for fees
 paid indirectly:
 Net expenses                                                                                    1.30%         1.25%
 Net investment income                                                                           3.09%         3.20%
Ratios with waiver of fees and assumption of expenses by Advisor and reduction for fees paid indirectly:
 Net expenses                                                                                    1.16%         1.16%
 Net investment income                                                                           3.23%         3.29%
---------------------------------------------------------------------------------------------------------------------


                                                                                          Year Ended    Year Ended   Year Ended
                                                                                           7/31/06 (b)    7/31/05      7/31/04
Class A
Net asset value, beginning of period                                                       $  13.05      $   12.10    $   11.37
---------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                                                     $   0.31      $    0.22    $    0.20
 Net realized and unrealized gain (loss) on investments and foreign currency transactions      0.51           1.01         0.75
---------------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                       $   0.82      $    1.23    $   0.95
Distributions to shareowners:
 Net investment income                                                                        (0.29)         (0.25)       (0.22)
 Net realized gain                                                                            (2.39)         (0.03)          --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                        $  (2.68)     $   (0.28)    $  (0.22)
---------------------------------------------------------------------------------------------------------------------------------
Capital Contributions                                                                      $     --      $    0.00(a) $      --
---------------------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                                             $     --      $      --    $    0.00(a)
---------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                                 $  (1.86)     $    0.95    $    0.73
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                             $  11.19      $   13.05    $   12.10
=================================================================================================================================
Total return*                                                                                  7.52%         10.33%        8.36%
Ratio of net expenses to average net assets+                                                   1.24%          1.34%        1.32%
Ratio of net investment income to average net assets+                                          2.65%          1.77%        1.64%
Portfolio turnover rate                                                                         115%            70%          19%
Net assets, end of period (in thousands)                                                   $ 66,691      $ 107,147    $  90,369
Ratios with no waiver of fees and assumption of expenses by Advisor and no reduction for fees
 paid indirectly:
 Net expenses                                                                                  1.24%          1.39%        1.41%
 Net investment income                                                                         2.65%          1.72%        1.55%
Ratios with waiver of fees and assumption of expenses by Advisor and reduction for fees paid indirectly:
 Net expenses                                                                                  1.24%          1.34%        1.32%
 Net investment income                                                                         2.65%          1.77%        1.64%
---------------------------------------------------------------------------------------------------------------------------------

(a)  Amount rounds to less than one cent per share.
(b) Pioneer Investment Management, Inc. became the Fund's advisor on September 23, 2005.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sale charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Classic Balanced Fund | Annual Report | 7/31/08  39

                                                                                            Year Ended    Year Ended
                                                                                            7/31/08       7/31/07
Class B
Net asset value, beginning of period                                                        $ 10.74       $ 11.14
-------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                                                      $  0.23       $  0.28
 Net realized and unrealized gain (loss) on investments and foreign currency transactions     (0.99)         0.72
-------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                        $ (0.76)      $  1.00
Distributions to shareowners:
 Net investment income                                                                        (0.23)        (0.29)
 Net realized gain                                                                            (1.14)        (1.11)
-------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                         $ (1.37)      $ (1.40)
-------------------------------------------------------------------------------------------------------------------
Capital Contributions                                                                       $    --       $    --
-------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                                              $    --       $    --
-------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                                  $ (2.13)      $ (0.40)
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                              $  8.61       $ 10.74
===================================================================================================================
Total return*                                                                                 (8.33)%        9.47%
Ratio of net expenses to average net assets+                                                   2.07%         2.07%
Ratio of net investment income to average net assets+                                          2.31%         2.36%
Portfolio turnover rate                                                                          50%           64%
Net assets, end of period (in thousands)                                                    $21,652       $29,871
Ratios with no waiver of fees and assumption of expenses by Advisor and no reduction for fees
 paid indirectly:
 Net expenses                                                                                  2.13%         2.09%
 Net investment income                                                                         2.25%         2.34%
Ratios with waiver of fees and assumption of expenses by Advisor and reduction for fees paid indirectly:
 Net expenses                                                                                  2.06%         2.06%
 Net investment income                                                                         2.32%         2.37%
-------------------------------------------------------------------------------------------------------------------



                                                                                            Year Ended    Year Ended
                                                                                            7/31/06 (b)   7/31/05
Class B
Net asset value, beginning of period                                                        $ 13.00       $ 12.07
--------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                                                      $  0.20       $  0.13
 Net realized and unrealized gain (loss) on investments and foreign currency transactions      0.52          0.99
--------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                        $  0.72       $  1.12
Distributions to shareowners:
 Net investment income                                                                        (0.19)        (0.16)
 Net realized gain                                                                            (2.39)        (0.03)
--------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                         $ (2.58)      $ (0.19)
--------------------------------------------------------------------------------------------------------------------
Capital Contributions                                                                       $    --       $  0.00(a)
--------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                                              $    --       $    --
--------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                                  $ (1.86)      $  0.93
--------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                              $ 11.14       $ 13.00
====================================================================================================================
Total return*                                                                                  6.56%         9.40%
Ratio of net expenses to average net assets+                                                   2.17%         2.09%
Ratio of net investment income to average net assets+                                          1.75%         1.04%
Portfolio turnover rate                                                                         115%           70%
Net assets, end of period (in thousands)                                                    $20,076       $25,270
Ratios with no waiver of fees and assumption of expenses by Advisor and no reduction for fees
 paid indirectly:
 Net expenses                                                                                  2.17%         2.16%
 Net investment income                                                                         1.75%         0.97%
Ratios with waiver of fees and assumption of expenses by Advisor and reduction for fees paid indirectly:
 Net expenses                                                                                  2.17%         2.09%
 Net investment income                                                                         1.75%         1.04%
--------------------------------------------------------------------------------------------------------------------



                                                                                             Year Ended
                                                                                             7/31/04
Class B
Net asset value, beginning of period                                                         $ 11.34
------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                                                       $  0.11
 Net realized and unrealized gain (loss) on investments and foreign currency transactions       0.75
------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                         $  0.86
Distributions to shareowners:
 Net investment income                                                                         (0.13)
 Net realized gain                                                                                --
------------------------------------------------------------------------------------------------------
Total Distributions                                                                          $ (0.13)
------------------------------------------------------------------------------------------------------
Capital Contributions                                                                        $    --
------------------------------------------------------------------------------------------------------
Redemption Fee                                                                               $  0.00(a)
------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                                   $  0.73
------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                               $ 12.07
======================================================================================================
Total return*                                                                                   7.59%
Ratio of net expenses to average net assets+                                                    2.07%
Ratio of net investment income to average net assets+                                           0.89%
Portfolio turnover rate                                                                           19%
Net assets, end of period (in thousands)                                                     $24,755
Ratios with no waiver of fees and assumption of expenses by Advisor and no reduction for fees
 paid indirectly:
 Net expenses                                                                                   2.16%
 Net investment income                                                                          0.80%
Ratios with waiver of fees and assumption of expenses by Advisor and reduction for fees paid indirectly:
 Net expenses                                                                                   2.07%
 Net investment income                                                                          0.89%
------------------------------------------------------------------------------------------------------

(a)  Amount rounds to less than one cent per share.
(b) Pioneer Investment Management, Inc. became the Fund's advisor on September 23, 2005.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sale charges. Total return would be reduced if sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

40  Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                                                      Year          Year          9/23/05 (a)
                                                      Ended         Ended         to
                                                      7/31/08       7/31/07       7/31/06
 Class C
 Net asset value, beginning of period                 $   10.79     $  11.19      $  12.86
------------------------------------------------------------------------------------------
 Increase from investment operations:
  Net investment income                               $    0.22     $   0.29      $   0.18
  Net realized and unrealized gain (loss) on
    investments and foreign currency
    transactions                                          (0.99)        0.72          0.73
------------------------------------------------------------------------------------------
    Net increase (decrease) from investment
      operations                                      $   (0.77)    $   1.01      $   0.91
 Distributions to shareowners:
  Net investment income                                   (0.25)       (0.30)        (0.19)
  Net realized gain                                       (1.14)       (1.11)        (2.39)
------------------------------------------------------------------------------------------
 Net decrease in net asset value                      $   (2.16)    $  (0.40)     $  (1.67)
------------------------------------------------------------------------------------------
 Net asset value, end of period                       $    8.63     $  10.79      $  11.19
==========================================================================================
 Total return*                                            (8.40)%       9.54%         8.21%(b)
 Ratio of net expenses to average net assets+              2.07%        2.06%         2.00%**
 Ratio of net investment income to average net
  assets+                                                  2.32%        2.41%         1.55%**
 Portfolio turnover rate                                     50%          64%          115%
 Net assets, end of period (in thousands)             $   9,071     $ 11,784      $    426
 Ratios with no waiver of fees and assumption of
  expenses by Advisor and no reduction for fees
  paid indirectly:
  Net expenses                                             2.10%        2.10%         2.00%**
  Net investment income                                    2.29%        2.37%         1.55%**
 Ratios with waiver of fees and assumption of
  expenses by Advisor and reduction for fees
  paid indirectly:
  Net expenses                                             2.06%        2.06%         2.00%**
  Net investment income                                    2.32%        2.41%         1.55%**
==========================================================================================

(a)  Class C shares were first publicly offered on September 23, 2005.
(b)  Not annualized.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.
**   Annualized.
+    Ratios with no reduction for fees paid indirectly.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    41


                                                                                              Year Ended    Year Ended
                                                                                              7/31/08       7/31/07
Class Y
Net asset value, beginning of period                                                          $ 10.80       $ 11.20
-------------------------------------------------------------------------------------------------------------------
Increase decrease from investment operations:
 Net investment income                                                                        $  0.36       $  0.40
 Net realized and unrealized gain (loss) on investments and foreign currency transactions       (1.01)         0.74
-------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                          $ (0.65)      $  1.14
Distributions to shareowners:
 Net investment income                                                                          (0.36)        (0.43)
 Net realized gain                                                                              (1.14)        (1.11)
-------------------------------------------------------------------------------------------------------------------
Total distributions                                                                           $ (1.50)      $ (1.54)
-------------------------------------------------------------------------------------------------------------------
Capital Contributions                                                                         $    --       $    --
-------------------------------------------------------------------------------------------------------------------
Redemption fee                                                                                $    --       $    --
-------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                                    $ (2.15)      $ (0.40)
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                                $  8.65       $ 10.80
===================================================================================================================
Total return*                                                                                   (7.25)%       10.82%
Ratio of net expenses to average net assets+                                                     0.80%         0.80%
Ratio of net investment income to average net assets+                                            3.57%         3.61%
Portfolio turnover rate                                                                            50%           64%
Net assets, end of period (in thousands)                                                      $19,655       $27,743
Ratios with no waiver of fees and assumption of expenses by Advisor and no reduction for fees
 paid indirectly:
 Net expenses                                                                                    0.80%         0.80%
 Net investment income                                                                           3.57%         3.61%
Ratios with waiver of fees and assumption of expenses by Advisor and reduction for fees paid indirectly:
 Net expenses                                                                                    0.80%         0.80%
 Net investment income                                                                           3.57%         3.61%
-------------------------------------------------------------------------------------------------------------------



                                                                                              Year Ended    Year Ended
                                                                                              7/31/06 (b)   7/31/05
Class Y
Net asset value, beginning of period                                                          $ 13.05       $ 12.11
----------------------------------------------------------------------------------------------------------------------
Increase decrease from investment operations:
 Net investment income                                                                        $  0.79       $  0.24
 Net realized and unrealized gain (loss) on investments and foreign currency transactions        0.07          1.00
----------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                          $  0.86       $  1.24
Distributions to shareowners:
 Net investment income                                                                          (0.32)        (0.27)
 Net realized gain                                                                              (2.39)        (0.03)
----------------------------------------------------------------------------------------------------------------------
Total distributions                                                                           $ (2.71)      $ (0.30)
----------------------------------------------------------------------------------------------------------------------
Capital Contributions                                                                         $    --       $  0.00(a)
----------------------------------------------------------------------------------------------------------------------
Redemption fee                                                                                $  0.00(a)    $    --
----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                                    $ (1.85)      $  0.94
----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                                $ 11.20       $ 13.05
======================================================================================================================
Total return*                                                                                    7.89%        10.40%
Ratio of net expenses to average net assets+                                                     0.92%         1.19%
Ratio of net investment income to average net assets+                                            2.99%         1.95%
Portfolio turnover rate                                                                           115%           70%
Net assets, end of period (in thousands)                                                      $30,072       $52,762
Ratios with no waiver of fees and assumption of expenses by Advisor and no reduction for fees
 paid indirectly:
 Net expenses                                                                                    0.92%         1.29%
 Net investment income                                                                           2.99%         1.85%
Ratios with waiver of fees and assumption of expenses by Advisor and reduction for fees paid indirectly:
 Net expenses                                                                                    0.92%         1.19%
 Net investment income                                                                           2.99%         1.95%
----------------------------------------------------------------------------------------------------------------------



                                                                                              Year Ended
                                                                                              7/31/04
Class Y
Net asset value, beginning of period                                                          $ 11.38
----------------------------------------------------------------------------------------------------
Increase decrease from investment operations:
 Net investment income                                                                        $  0.22
 Net realized and unrealized gain (loss) on investments and foreign currency transactions        0.75
----------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                                          $  0.97
Distributions to shareowners:
 Net investment income                                                                          (0.24)
 Net realized gain                                                                                 --
----------------------------------------------------------------------------------------------------
Total distributions                                                                           $ (0.24)
----------------------------------------------------------------------------------------------------
Capital Contributions                                                                         $    --
----------------------------------------------------------------------------------------------------
Redemption fee                                                                                $    --
----------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                                    $  0.73
----------------------------------------------------------------------------------------------------
Net asset value, end of period                                                                $ 12.11
====================================================================================================
Total return*                                                                                    8.52%
Ratio of net expenses to average net assets+                                                     1.17%
Ratio of net investment income to average net assets+                                            1.80%
Portfolio turnover rate                                                                            19%
Net assets, end of period (in thousands)                                                      $59,080
Ratios with no waiver of fees and assumption of expenses by Advisor and no reduction for fees
 paid indirectly:
 Net expenses                                                                                    1.31%
 Net investment income                                                                           1.66%
Ratios with waiver of fees and assumption of expenses by Advisor and reduction for fees paid indirectly:
 Net expenses                                                                                    1.17%
 Net investment income                                                                           1.80%
----------------------------------------------------------------------------------------------------

(a)  Amount rounds to less than one cent per share.
(b) Pioneer Investment Management, Inc. became the Fund's advisor on September 23, 2005.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period.
+    Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

42  Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Notes to Financial Statements | 7/31/08

1. Organization and Significant Accounting Policies

Pioneer Classic Balanced Fund (the Fund), is one of four portfolios comprising Pioneer Series Trust IV, a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund is the successor to the AmSouth Balanced Fund. The Fund's investment objective is to seek capital growth and current income through a diversified portfolio of equity securities and bonds.

The Fund offers four classes of shares -- Class A, Class B, Class C and Class Y shares. Class C shares were first publicly offered on September 23, 2005. On December 10, 2006, as planned, Investor Class shares converted to Class A shares. Each class of shares represent an interest in the same portfolio of investments of the Fund and has equal rights to voting, redemptions, dividends and liquidation, except that each class of shares can bear different transfer agent and distribution fees and have exclusive voting rights with respect to the distribution plans that have been adopted by Class A, Class B and Class C shareowners, respectively. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gain and losses on investments during the reporting year. Actual results could differ from those estimates.

The Fund invests in REIT securities, the value of which can fall for a variety of reasons, such as declines in rental income, fluctuating interest rates, poor property management, environmental liabilities, uninsured damage, increased competition, or changes in real estate tax laws.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectuses contain information regarding the Fund's principal risks. Please refer to those documents when considering the Fund's risks.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:


                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    43

A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
     (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, debt securities are valued at prices supplied by independent pricing services, which consider such factors as Treasury spreads, yields, maturities and ratings. Valuations may be supplemented by dealers and other sources, as required. Equity securities are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not generally reported, are valued at the mean between the last bid and asked prices. Securities for which market quotations are not readily available are valued at their fair values as determined by, or under the direction of, the Board of Trustees. Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. The Fund may also use the fair value of a security including a non-U.S. security when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At July 31, 2008, there were no securities fair valued. Temporary cash investments are valued at cost which approximates market value.

     Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. All discounts/premiums on debt securities are accreted/ amortized into interest income for financial reporting purposes.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.   Forward Foreign Currency Contracts

     The Fund enters into forward foreign currency contracts (contracts) for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge or cross-hedge against either specific investment transactions (settlement hedges) or portfolio positions (portfolio hedges). All contracts are marked to market daily at the applicable exchange rates, and any resulting unrealized gains or losses are recorded in the Fund's financial statements. The Fund records realized gains and losses at the time a portfolio hedge is offset by entry into a closing transaction or extinguished by delivery of the currency. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of the contract and from unanticipated movements in the value of foreign currencies


44    Pioneer Classic Balanced Fund | Annual Report | 7/31/08
     relative to the U.S. dollar. At July 31, 2008, the Fund had no outstanding portfolio hedges or forward currency settlement contracts.

C.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years prior to 2004 are closed (not subject to examination by tax authorities) due to the expiration of statute of limitations; all other tax years are open.

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.

     At July 31, 2008, the Fund has reclassified $155,863 to increase undistributed net investment income and $155,863 to decrease accumulated net realized loss on investments, to reflect permanent book/tax differences. The reclassification has no impact on the net assets of the Fund and presents the Fund's capital accounts on a tax basis.

     The Fund has elected to defer $10,465,060 in capital losses recognized between November 1, 2007 and July 31, 2008 to its fiscal year ending July 31, 2009.

     The tax character of current year distributions will be determined at the end of the Fund's fiscal year. The tax character of distributions paid during the years ended July 31, 2008 and July 31, 2007 were as follows:


                                                 2008                       2007
   Distributions paid from:
   Ordinary income                        $ 7,435,190                $12,259,357
   Long-term capital gain                  23,184,992                  5,993,148
--------------------------------------------------------------------------------
     Total                                $30,620,182                $18,252,505
================================================================================

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    45

     The following shows the components of distributable earnings on a federal income tax basis at July 31, 2008:


                                                                            2008
   Distributable Earnings:
   Undistributed ordinary income                                   $     303,106
   Undistributed long-term gain                                           22,143
   Current year dividend payable                                          (8,335)
   Current year post October loss deferred                           (10,465,060)
   Unrealized depreciation                                            (4,087,360)
--------------------------------------------------------------------------------
     Total                                                         $ (14,235,506)
--------------------------------------------------------------------------------

     The difference between book-basis and tax-basis unrealized appreciation is attributable to the tax deferral of losses on wash-sales, interest accruals on preferred stocks, REIT holdings and the tax treatment of premium and amortization.

D.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned subsidiary of UniCredit S.p.A. (UniCredit), earned $15,854 in underwriting commissions on the sale of Class A shares during the year ended July 31, 2008.

E.   Class Allocations

     Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day.

     Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B and Class C shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution plan. Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3). Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except that Class A, Class B, Class C and Class Y shares can bear different transfer agent and distribution expense rates.


46    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

F.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian, or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

G.   Securities Lending

     The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors, with the Fund's custodian acting as the lending agent. When entering into a loan, the Fund receives collateral, which is maintained by the custodian and earns income in the form of negotiated lenders' fees. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the fair value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The loans are secured by collateral which is required to be at least 102%, at all times, of the fair value of the securities loaned. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The Fund has the right under the lending agreements to recover the securities from the borrower on demand. The Fund invests cash collateral in cash equivalent investments. Securities lending collateral is managed by Credit Suisse.

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.65% of the Fund's average daily net assets up to $1 billion; 0.60% of the next $4 billion and 0.55% of the excess over $5 billion. The management fee was equivalent to 0.65% of the average daily net assets for the period.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $10,356 in management fees, administrative costs and certain other services payable to PIM at July 31, 2008.


                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    47

3. Transfer Agent

Since the reorganization, PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $48,524 in transfer agent fees payable to PIMSS at July 31, 2008.

4. Distribution Plans

The Fund adopted Plans of Distribution with respect to Class A, Class B, and Class C shares (Class A Plan, Class B Plan and Class C Plan) in accordance with Rule 12b-1 of the Investment Company Act of 1940. Currently under the Class A Plan, PFD is reimbursed for distribution expenses in an amount up to 0.25% of the average daily net assets attributable to Class A shares. Pursuant to the Class B Plan and the Class C Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to each class of shares. The fee consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $1,617 in distribution fees payable to PFD at July 31, 2008.

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%. Proceeds from the CDSCs are paid to PFD. For the year ended July 31, 2008, CDSCs in the amount of $62,566 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS which may result in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended July 31, 2008, the Fund's expenses were reduced by $14,495 under such arrangements.

6. Merger Information

On November 9, 2006, beneficial owners of Pioneer Balanced Fund approved a proposed Agreement and Plan of Reorganization that provided for the merger listed below. This tax-free reorganization was accomplished on November 10, 2006 ("Closing Date"), by exchanging all of Pioneer Balanced Fund's net assets in Class A, Class B, Class C and Investor Class for Pioneer Classic Balanced Fund's shares, based on Pioneer Classic Balanced Fund's Class A, Class B,


48    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Class C and Investor Class shares' ending net asset value, respectively. The following charts show the details of the reorganization as of that Closing
Date:


                           Pioneer                                       Pioneer
                           Classic                Pioneer                Classic
                           Balanced Fund          Balanced Fund          Balanced Fund
                           (Pre-Reorganization)   (Pre-Reorganization)   (Post-Reorganization)
 Net Assets
 Class A                   $ 69,554,880           $ 87,611,379           $157,166,259
 Class B                   $ 20,662,385           $ 13,141,055           $ 33,803,440
 Class C                   $  1,306,317           $  9,189,436           $ 10,495,753
 Investor Class            $         --           $  7,780,164           $  7,780,164
 Class Y                   $ 30,388,422           $         --           $ 30,388,422
-------------------------------------------------------------------------------------
 Total Net Assets          $121,912,004           $117,722,034           $239,634,038
-------------------------------------------------------------------------------------
 Shares Outstanding
 Class A                      6,597,655              8,431,228             14,909,930
 Class B                      1,970,489              1,281,222              3,223,211
 Class C                        123,930                887,683                995,793
 Investor Class                      --                748,717                738,156
 Class Y                      2,882,878                     --              2,882,878
 Shares Issued in
  Reorganization
 Class A                                                                    8,312,275
 Class B                                                                    1,252,722
 Class C                                                                      871,863
 Investor Class                                                               738,156


                                                  Unrealized             Accumulated
                                                  Appreciation On        Loss On
                                                  Closing Date           Closing Date
 Pioneer Balanced Fund                            $16,811,203            $ (1,682,100)
-------------------------------------------------------------------------------------

7. New Pronouncements

In September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Fund's financial statement disclosures.

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    49

ADDITIONAL INFORMATION (unaudited)

For the year ended July 30, 2008, certain dividends paid by the Fund may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act (the Act) of 2003. The Fund intends to designate up to the maximum amount of such dividends allowable under the Act, as taxed at a maximum rate of 15%. Complete information will be computed and reported in conjunction with your 2007 form 1099-DIV.

The qualifying percentage of the Fund's ordinary income dividends for the purpose of the corporate dividends received deduction was 47.95%.

The percentages of the Fund's ordinary income distributions that are exempt from nonresident alien (NRA) tax withholding resulting from qualified interest income and qualified short term gains were 45.11% and 10.20%, respectively.


50    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Results of Shareholder Meeting (unaudited)

At a special meeting held on May 13, 2008, and adjourned to June 19, 2008 with respect to certain proposals, shareholders of the Fund were asked to consider the proposals described below. A report of the total votes cast by the Fund's shareholders (or, with respect to certain proposals, by shareholders of Pioneer Series Trust IV, as noted below) follows:


                                                                                        Broker
                                  For                 Withhold         Abstain          Non-Votes
 Proposal 1 -- To elect Trustees*
  John F. Cogan, Jr.              989,958,684.366     740,514.668      127,727.020      0
  Daniel K. Kingsbury             990,054,730.158     644,468.876      127,727.020      0
  David R. Bock                   989,975,686.972     723,512.063      127,727.020      0
  Mary K. Bush                    989,998,674.048     700,524.986      127,727.020      0
  Benjamin M. Friedman            989,970,275.508     728,923.527      127,727.020      0
  Margaret B.W. Graham            990,062,518.307     636,680.727      127,727.020      0
  Thomas J. Perna                 989,966,823.784     732,375.251      127,727.020      0
  Marguerite A. Piret             990,042,016.264     657,182.770      127,727.020      0
  John Winthrop                   989,968,306.668     730,892.366      127,727.020      0


                                                                                        Broker
                                  For                 Against          Abstain          Non-Votes
 Proposal 2 -- To approve an
 amendment to the
 Declaration of Trust*            980,314,022.105     6,070,174.602    877,459.348      3,565,270.000


                                                                                        Broker
                                  For                 Against          Abstain          Non-Votes
 Proposal 3A -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to borrowing
 money                            11,149,721.662      196,484.129      403,542.989      2,385,731.000
 Proposal 3B -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 underwriting                     11,244,445.010      186,088.807      319,214.962      2,385,731.000
 Proposal 3C -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to lending       11,310,092.315      159,873.158      279,783.307      2,385,731.000
 Proposal 3D -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to issuing
 senior securities                11,301,789.073      168,390.008      279,569.699      2,385,731.000
 Proposal 3E -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to real estate   11,010,403.304      174,237.263      565,108.214      2,385,731.000

                     Pioneer Classic Balanced Fund | Annual Report | 7/31/08
51

                                                                                        Broker
                                  For                 Against          Abstain          Non-Votes
 Proposal 3F -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 commodities                      11,087,564.186      258,233.568      403,951.026      2,385,731.000
 Proposal 3G -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 concentration                    10,901,809.649      254,150.479      593,788.652      2,385,731.000
 Proposal 3H -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 diversification                  11,321,875.203      140,076.358      287,797.220      2,385,731.000
 Proposal 3I -- To approve
 the conversion of the Fund's
 investment objective from
 fundamental to non-
 fundamental                      11,069,243.891      241,162.863      439,342.026      2,385,731.000


                                                                                        Broker
                                  For                 Against          Abstain          Non-Votes
 Proposal 4 -- To approve an
 Amended and Restated
 Management Agreement
 with PIM                         11,300,897.730      181,118.378      267,732.672      2,385,731.000

* Proposals 1 and 2 were voted on and approved by all series of Pioneer Series Trust IV. Results reported above reflect the combined votes of all series of the Trust.


52    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Pioneer Series Trust IV and the Shareowners of Pioneer Classic Balanced Fund:
--------------------------------------------------------------------------------

We have audited the accompanying statement of assets and liabilities of Pioneer Classic Balanced Fund, one of the portfolios constituting Pioneer Series Trust IV (the "Trust"), including the schedule of investments, as of July 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2008 by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Classic Balanced Fund at July 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
September 12, 2008

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    53

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund. The Trustees of the Fund, as required by law, determine annually whether to continue the investment advisory agreement for the Fund. In connection with their most recent consideration of the investment advisory agreement for the Fund, the Trustees received and reviewed a substantial amount of information provided by PIM in response to requests of the independent Trustees and their independent legal counsel. The independent Trustees met on a number of occasions with PIM and also separately with their independent legal counsel to evaluate and discuss the information provided to them by PIM. At a meeting held on November 13, 2007, based on their evaluation of the information provided by PIM, the Trustees, including the independent Trustees voting separately, unanimously approved the continuation of the investment advisory agreement for another year.

At a meeting held on January 8, 2008, the Trustees considered whether an amended and restated investment advisory agreement for the Fund should be approved for an initial period ending December 31, 2009. The management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement is the same as the management fee provided in the previously approved investment advisory agreement. Based on their evaluation of the information provided by PIM, including the information provided by PIM in connection with the Trustees' most recent approval of the continuation of the previous investment advisory agreement, the Trustees, including the independent Trustees voting separately, unanimously approved the amended and restated investment advisory agreement. Shareholders of the Fund approved the amended and restated investment advisory agreement at a meeting held on June 19, 2008.

In considering the amended and restated investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the amended and restated investment advisory agreement.

Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services that were provided by PIM to the Fund under the previous investment advisory agreement, and that would continue to be provided by PIM to the Fund under the amended and restated investment advisory agreement, taking into account the investment objective and strategy of the Fund and the information related to


54    Pioneer Classic Balanced Fund | Annual Report | 7/31/08
the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the amended and restated investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund and its research process. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. They also considered PIM's compliance and legal resources and personnel.

In addition, the Trustees considered the other services that PIM provided under the previous investment advisory agreement and that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement and that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. It was noted that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including officers) as are necessary for the Fund's operations. The Trustees considered the fees paid to PIM for the provision of such services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement, were satisfactory and consistent with the terms of the amended and restated investment advisory agreement.

Performance of the Fund
The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the fifth quintile of its Morningstar category for the one year period ended June 30, 2007, in the third quintile of its Morningstar category for the three and five year periods ended June 30, 2007 and in the second quintile of its Morningstar category for the ten year period ended June 30, 2007. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) After discussing the reasons for the Fund's short-term underperformance with PIM, the Trustees concluded that the investment performance of the Fund was satisfactory.

Management Fee and Expenses
The Trustees considered that the management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement would be the same as the management fee to be paid by the Fund under the previously approved investment advisory agreement. The Trustees considered information on the fees and expenses of the Fund in comparison to the management


                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    55
fees of its peer group of funds as classified by Morningstar and the expense ratios of a peer group of funds selected on the basis of criteria determined by the independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2007 was in the third quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2007 was in the fourth quintile relative to its Strategic Insight peer group and that such expense ratio would have been lower if the contractual expense limitation agreed to by PIM with respect to the Fund was in place for the entire period. It was noted that PIM did not currently manage any accounts with an investment objective and strategies that were similar to the Fund.

The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the Fund's expense ratio was reasonable, taking into account the size of the Fund, the quality of services provided by PIM, the investment performance of the Fund and the contractual expense limitation agreed to by PIM with respect to the Fund.

Profitability
The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that PIM should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.

Economies of Scale
The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale.


56    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

The Trustees concluded that, because of the breakpoints in the management fee schedule and the reduced fee rates above certain asset levels, any perceived or potential economies of scale would be shared between PIM and the Fund.

Other Benefits
The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered that affiliates of PIM serve as the Fund's transfer agent and distributor. The Trustees considered the receipt by PIM and its affiliates of sales loads and payments under Rule 12b-1 plans in respect of the Fund and the other Pioneer funds and the benefits to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees further considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the terms of the amended and restated investment advisory agreement between PIM and the Fund, including the fees payable thereunder, were fair and reasonable and voted to approve the amended and restated investment advisory agreement for the Fund.


                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    57

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Trustees and Officers

The Board of Trustees provides broad supervision over the Fund's affairs. The officers of the Fund are responsible for the Fund's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees (except Mr. Bock and Dr. Friedman) serves as a trustee of each of the 77 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). Mr. Bock serves as Trustee of 76 of the 77 Pioneer Funds and Dr. Friedman serves on 71 of the 77 Pioneer Funds. The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.


58    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

Interested Trustees

                                                                                           Position Held
Name and Age                                                                               With the Fund
Interested Trustees:
John F. Cogan, Jr. (82)*                                                                   Chairman of the Board,
                                                                                           Trustee and President
-------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (49)*                                                                  Trustee and Executive
                                                                                           Vice President
-------------------------------------------------------------------------------------------------------------------


Interested Trustees
                                                                                           Term of Office and
Name and Age                                                                               Length of Service
Interested Trustees:
John F. Cogan, Jr. (82)*                                                                   Trustee since 2005.
                                                                                           Serves until a successor
                                                                                           trustee is elected or
                                                                                           earlier retirement or
                                                                                           removal.
----------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (49)*                                                                  Executive Vice President
                                                                                           since 2007. Trustee
                                                                                           since May 2008. Serves
                                                                                           until a successor trustee
                                                                                           is elected or earlier
                                                                                           retirement or removal.
----------------------------------------------------------------------------------------------------------------------


Interested Trustees

                                                                                                 Other Directorships
Name and Age                 Principal Occupation During Past Five Years                         Held by this Trustee
John F. Cogan, Jr. (82)*     Deputy Chairman and a Director of Pioneer Global Asset Man-         None
                             agement S.p.A. ("PGAM"); Non-Executive Chairman and a Direc-
                             tor of Pioneer Investment Management USA Inc. ("PIM-USA");
                             Chairman and a Director of Pioneer; Chairman and Director of
                             Pioneer Institutional Asset Management, Inc. (since 2006);
                             Director of Pioneer Alternative Investment Management Limited
                             (Dublin); President and a Director of Pioneer Alternative Invest-
                             ment Management (Bermuda) Limited and affiliated funds;
                             Director of PIOGLOBAL Real Estate Investment Fund (Russia)
                             (until June 2006); Director of Nano-C, Inc. (since 2003); Director of Cole Management Inc. (since 2004); Director of Fiduciary
                             Counseling, Inc.; President and Director of Pioneer Finds Dis-
                             tributor, Inc. ("PFD") (until May 2006); Presidentof all the
                             Pioneer Funds; and Of Counsel, Wilmer Cutler Pickering Hale and
                             Dorr LLP
----------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (49)*    Director, CEO and President of Pioneer Investment Management         None
                             USA Inc. (since February 2007); Director and President of
                             Pioneer Investment Management, Inc. and Pioneer Institutional
                             Asset Management, Inc. (since February 2007); Executive Vice
                             President of all of the Pioneer Funds (since March 2007); Direc-
                             tor of Pioneer Global Asset Management S.p.A. (since April
                             2007); Head of New Markets Division, Pioneer Global Asset Man-
                             agement S.p.A. (2000 - 2007)
----------------------------------------------------------------------------------------------------------------------
*    Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.


                     Pioneer Classic Balanced Fund | Annual Report | 7/31/08
59

Independent Trustees

                     Position Held   Term of Office and
Name and Age         With the Fund   Length of Service
David R. Bock (64)   Trustee         Trustee since 2005.
                                     Serves until a successor
                                     trustee is elected or
                                     earlier retirement or
                                     removal.
---------------------------------------------------------------
Mary K. Bush (60)    Trustee         Trustee since 2005.
                                     Serves until a successor
                                     trustee is elected or
                                     earlier retirement or
                                     removal.
---------------------------------------------------------------


                                                                                          Other Directorships
Name and Age         Principal Occupation During Past Five Years                          Held by this Trustee
David R. Bock (64)   Executive Vice President and Chief Financial Officer, I-trax, Inc.   Director of Enterprise Com-
                     (publicly traded health care services company) (2004 - 2007);        munity Investment, Inc.
                     Partner, Federal City Capital Advisors (boutique merchant bank)      (privately-held affordable
                     (1997 to 2004 and 2008 - present); and Executive Vice Presi-         housing finance company);
                     dent and Chief Financial Officer, Pedestal Inc. (internet-based      and Director of New York
                     mortgage trading company) (2000 - 2002)                              Mortgage Trust (publicly
                                                                                          traded mortgage REIT)
-------------------------------------------------------------------------------------------------------------------------
Mary K. Bush (60)    President, Bush International, LLC (international financial advi-    Director of Marriott Interna-
                     sory firm)                                                           tional, Inc., Director of Dis-
                                                                                          cover Financial Services
                                                                                          (credit card issuer and elec-
                                                                                          tronic payment services);
                                                                                          Director of Briggs & Stratton
                                                                                          Co. (engine manufacturer);
                                                                                          Director of UAL Corporation
                                                                                          (airline holding company)
                                                                                          Director of Mantech Interna-
                                                                                          tional Corporation (national
                                                                                          security, defense, and intel-
                                                                                          ligence technology firm);
                                                                                          and Member, Board of Gov-
                                                                                          ernors, Investment Company
                                                                                          Institute
-------------------------------------------------------------------------------------------------------------------------

60  Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                            Position Held   Term of Office and
Name and Age                With the Fund   Length of Service
Benjamin M. Friedman (63)   Trustee         Trustee since May,
                                            2008. Serves until a
                                            successor trustee is
                                            elected or earlier retire-
                                            ment or removal
--------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Trustee         Trustee since 2005.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
--------------------------------------------------------------------------------
Thomas J. Perna (57)        Trustee         Trustee since 2006.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
--------------------------------------------------------------------------------
Marguerite A. Piret (60)    Trustee         Trustee since 2005.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
--------------------------------------------------------------------------------
John Winthrop (72)          Trustee         Trustee since 2005.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
--------------------------------------------------------------------------------


                                                                                               Other Directorships
Name and Age                Principal Occupation During Past Five Years                        Held by this Trustee
Benjamin M. Friedman (63)   Professor, Harvard University                                      Trustee, Mellon Institutional
                                                                                               Funds Investment Trust and
                                                                                               Mellon Institutional Funds
                                                                                               Master Portfolio (oversees
                                                                                               17 portfolios in fund
                                                                                               complex)
--------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Founding Director, Vice-President and Corporate Secretary, The     None
                            Winthrop Group, Inc. (consulting firm); and Desautels Faculty of
                            Management, McGill University
--------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (57)        Private investor (2004 - present); and Senior Executive Vice       Director of Quadriserv Inc.
                            President, The Bank of New York (financial and securities ser-     (technology products for
                            vices) (1986 - 2004)                                               securities lending industry)
--------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (60)    President and Chief Executive Officer, Newbury, Piret & Company,   Director of New America
                            Inc. (investment banking firm)                                     High Income Fund, Inc.
                                                                                               (closed-end investment
                                                                                               company)
--------------------------------------------------------------------------------------------------------------------------------
John Winthrop (72)          President, John Winthrop & Co., Inc. (private investment firm)     None
--------------------------------------------------------------------------------------------------------------------------------


                     Pioneer Classic Balanced Fund | Annual Report | 7/31/08  61

Fund Officers

                             Positions Held        Length of Service
Name and Age                 With the Trust        and Term of Office
Dorothy E. Bourassa (60)     Secretary             Since 2005. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------------
Christopher J. Kelley (43)   Assistant Secretary   Since 2005. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------------
Mark E. Bradley (48)         Treasurer             Since March 2008.
                                                   Serves at the discretion
                                                   of the Board
--------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Treasurer   Since 2005. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------------
Gary Sullivan (50)           Assistant Treasurer   Since 2005. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------------


Fund Officers
                                                                                                 Other Directorships
Name and Age                 Principal Occupation During Past Five Years                         Held by this Officer
Dorothy E. Bourassa (60)     Secretary of PIM-USA; Senior Vice President - Legal of Pioneer;     None
                             Secretary/Clerk of most of PIM-USA's subsidiaries; and Secretary of all of the Pioneer Funds since September 2003 (Assistant
                             Secretary from November 2000 to September 2003)
----------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (43)   Associate General Counsel of Pioneer since January 2008 and         None
                             Assistant Secretary of all of the Pioneer Funds since September
                             2003; Vice President and Senior Counsel of Pioneer from July
                             2002 to December 2007
----------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (48)         Vice President -- Fund Accounting, Administration and Controller-   None
                             ship Services of Pioneer; and Treasurer of all of the Pioneer
                             Funds since March 2008; Deputy Treasurer of Pioneer from
                             March 2004 to February 2008; Assistant Treasurer of all of the
                             Pioneer Funds from March 2004 to February 2008; and Treasurer and Senior Vice President, CDC IXIS Asset Management Services
                             from 2002 to 2003
----------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Vice President -- Fund Accounting, Administration and     None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------
Gary Sullivan (50)           Fund Accounting Manager -- Fund Accounting, Administration          None
                             and Controllership Services of Pioneer; and Assistant Treasurer of
                             all of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------

62  Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                              Positions Held        Length of Service
Name and Age                  With the Trust        and Term of Office
Katherine Kim Sullivan (34)   Assistant Treasurer   Since 2005. Serves at
                                                    the discretion of the
                                                    Board
--------------------------------------------------------------------------------
Teri W. Anderholm (48)        Chief Compliance      Since January 2007.
                              Officer               Serves at the discretion
                                                    of the Board
--------------------------------------------------------------------------------


                                                                                               Other Directorships
Name and Age                  Principal Occupation During Past Five Years                      Held by this Officer
Katherine Kim Sullivan (34)   Fund Administration Manager - Fund Accounting, Administration    None
                              and Controllership Services since June 2003 and Assistant Trea-
                              surer of all of the Pioneer Funds since September 2003; Assis-
                              tant Vice President - Mutual Fund Operations of State Street
                              Corporation from June 2002 to June 2003 (formerly Deutsche
                              Bank Asset Management)
---------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (48)        Chief Compliance Officer of Pioneer since December 2006 and of   None
                              all the Pioneer Funds since January 2007; Vice President and
                              Compliance Officer, MFS Investment Management (August 2005
                              to December 2006); Consultant, Fidelity Investments (February
                              2005 to July 2005); Independent Consultant (July 1997 to
                              February 2005)
---------------------------------------------------------------------------------------------------------------------

                     Pioneer Classic Balanced Fund | Annual Report | 7/31/08  63

                           This page for your notes.

64    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                           This page for your notes.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    65

                           This page for your notes.

66    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

                           This page for your notes.

                   Pioneer Classic Balanced Fund | Annual Report | 7/31/08    67

                           This page for your notes.

68    Pioneer Classic Balanced Fund | Annual Report | 7/31/08

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Telecommunications Device for the Deaf (TDD)                      1-800-225-1997


Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)


Visit our web site: pioneerinvestments.com


This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO]PIONEER
      Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
pioneerinvestments.com


Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2008 Pioneer Investments 19418-02-0908